                                                                     Exhibit 4.1
EXECUTION COPY
================================================================================


                      VALEANT PHARMACEUTICALS INTERNATIONAL

                                       AND

                                 RIBAPHARM INC.

                  3.0% CONVERTIBLE SUBORDINATED NOTES DUE 2010
                  4.0% CONVERTIBLE SUBORDINATED NOTES DUE 2013

                              --------------------

                                    INDENTURE

                          DATED AS OF NOVEMBER 19, 2003

                              --------------------


                              THE BANK OF NEW YORK,

                                   AS TRUSTEE

================================================================================

                             CROSS-REFERENCE TABLE*

  TIA                                                             INDENTURE
SECTION                                                            SECTION
-------                                                           ---------
Section     310(a)(1)..........................................       9.10
            (a)(2).............................................       9.10
            (a)(3).............................................      N.A.**
            (a)(4).............................................       N.A.
            (a)(5).............................................       9.10
            (b)................................................     9.8; 9.10
            (c)................................................       N.A.
Section     311(a).............................................       9.11
            (b)................................................       9.11
            (c)................................................       N.A.
Section     312(a).............................................        2.5
            (b)................................................       12.3
            (c)................................................       12.3
Section     313(a).............................................        9.6
            (b)(1).............................................       N.A.
            (b)(2).............................................        9.6
            (c)................................................     9.6; 12.2
            (d)................................................        9.6
Section     314(a).............................................  6.2; 6.4; 12.2
            (b)................................................       N.A.
            (c)(1).............................................      12.4(a)
            (c)(2).............................................      12.4(a)
            (c)(3).............................................       N.A.
            (d)................................................       N.A.
            (e)................................................      12.4(b)
            (f)................................................       N.A.
Section     315(a).............................................      9.1(b)
            (b)................................................     9.5; 12.2
            (c)................................................      9.1(a)
            (d)................................................      9.1(c)
            (e)................................................       8.11
Section     316(a)(last sentence)..............................        2.9
            (a)(1)(A)..........................................        8.5
            (a)(1)(B)..........................................        8.4
            (a)(2).............................................       N.A.
            (b)................................................        8.7
            (c)................................................       12.5
Section     317(a)(1)..........................................        8.8
            (a)(2).............................................        8.9
            (b)................................................        2.4
Section     318(a).............................................        NA
            (b)................................................        NA
            (c)................................................       12.1

--------------------
* This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

**    N.A. means Not Applicable.

                                TABLE OF CONTENTS


                                                                           Page
ARTICLE I     DEFINITIONS AND INCORPORATION BY REFERENCE.................    1
   Section 1.1 Definitions...............................................    1
   Section 1.2 Other Definitions.........................................    7
   Section 1.3 Trust Indenture Act Provisions............................    8
   Section 1.4 Rules of Construction.....................................    9
ARTICLE II    THE SECURITIES.............................................    9
   Section 2.1 Form and Dating...........................................    9
   Section 2.2 Execution and Authentication..............................   11
   Section 2.3 Registrar, Paying Agent and Conversion Agent..............   11
   Section 2.4 Paying Agent to Hold Money in Trust.......................   12
   Section 2.5 Securityholder Lists......................................   12
   Section 2.6 Transfer and Exchange.....................................   12
   Section 2.7 Replacement Securities....................................   13
   Section 2.8 Outstanding Securities....................................   14
   Section 2.9 Treasury Securities.......................................   14
   Section 2.10 Temporary Securities.....................................   15
   Section 2.11 Cancellation.............................................   15
   Section 2.12 Legend; Additional Transfer and Exchange Requirements....   15
   Section 2.13 CUSIP Numbers............................................   18
ARTICLE III   REDEMPTION AND PURCHASES...................................   18
   Section 3.1 Right to Redeem...........................................   18
   Section 3.2 Selection of Securities to be Redeemed....................   19
   Section 3.3 Notice of Redemption......................................   19
   Section 3.4 Effect of Notice of Redemption............................   20
   Section 3.5 Deposit of Redemption Price...............................   20
   Section 3.6 Securities Redeemed in Part...............................   21
   Section 3.7 Intentionally Omitted.....................................   21
   Section 3.8 Purchase of Securities at Option of the Holder upon
               Change in Control.........................................   21
   Section 3.9 Obligors' Right to Elect Manner of Payment of Change in
               Control Purchase Price for Payment........................   24
   Section 3.10 Effect of Change in Control Purchase Notice..............   27
   Section 3.11 Deposit of Change in Control Purchase Price..............   27
   Section 3.12 Securities Purchased in Part.............................   28
   Section 3.13 Compliance with Securities Laws upon Purchase of
                Securities...............................................   28
   Section 3.14 Repayment to the Obligors................................   28
ARTICLE IV    CONVERSION.................................................   28
   Section 4.1 Conversion Privilege......................................   28
   Section 4.2 Conversion Procedure......................................   29
   Section 4.3 Fractional Shares.........................................   31

   Section 4.4 Taxes on Conversion.......................................   31
   Section 4.5 Obligors to Provide Stock.................................   31
   Section 4.6 Adjustment of Conversion Rate.............................   32
   Section 4.7 No Adjustment.............................................   37
   Section 4.8 Adjustment for Tax Purposes...............................   37
   Section 4.9 Notice of Adjustment......................................   37
   Section 4.10 Notice of Certain Transactions...........................   38
   Section 4.11 Effect of Reclassification, Consolidation, Merger or
                Sale on Conversion Privilege ............................   38
   Section 4.12 Trustee's Disclaimer.....................................   39
   Section 4.13 Voluntary Increase.......................................   39
   Section 4.14 Cash Conversion Option...................................   40
ARTICLE V     SUBORDINATION..............................................   42
   Section 5.1 Agreement of Subordination................................   42
   Section 5.2 Payments to Holders.......................................   42
   Section 5.3 Subrogation of Securities.................................   44
   Section 5.4 Authorization to Effect Subordination.....................   45
   Section 5.5 Notice to Trustee.........................................   46
   Section 5.6 Trustee's Relation to Senior Indebtedness.................   46
   Section 5.7 No Impairment of Subordination............................   47
   Section 5.8 Certain Conversions not Deemed Payment....................   47
   Section 5.9 Article Applicable to Paying Agents.......................   47
   Section 5.10 Senior Indebtedness Entitled to Rely.....................   48
ARTICLE VI    COVENANTS..................................................   48
   Section 6.1 Payment of Securities.....................................   48
   Section 6.2 SEC Reports...............................................   49
   Section 6.3 Compliance Certificates...................................   49
   Section 6.4 Further Instruments and Acts..............................   49
   Section 6.5 Maintenance of Corporate Existence........................   49
   Section 6.6 Rule 144A Information Requirement.........................   49
   Section 6.7 Stay, Extension and Usury Laws............................   50
   Section 6.8 Payment of Additional Interest............................   50
   Section 6.9 Notice of Default.........................................   50
ARTICLE VII   CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.......   50
   Section 7.1 Obligors May Consolidate, Etc. Only on Certain Terms......   50
   Section 7.2 Successor Substituted.....................................   51
ARTICLE VIII  DEFAULT AND REMEDIES.......................................   51
   Section 8.1 Events Of Default.........................................   51
   Section 8.2 Acceleration..............................................   53
   Section 8.3 Other Remedies............................................   54
   Section 8.4 Waiver of Defaults and Events of Default..................   54
   Section 8.5 Control by Majority.......................................   54

   Section 8.6 Limitations on Suits......................................   54
   Section 8.7 Rights of Holders to Receive Payment and to Convert.......   55
   Section 8.8 Collection Suit by Trustee................................   55
   Section 8.9 Trustee May File Proofs of Claim..........................   55
   Section 8.10 Priorities...............................................   56
   Section 8.11 Undertaking for Costs....................................   56
ARTICLE IX    TRUSTEE....................................................   57
   Section 9.1 Duties of Trustee.........................................   57
   Section 9.2 Rights of Trustee.........................................   58
   Section 9.3 Individual Rights of Trustee..............................   59
   Section 9.4 Trustee's Disclaimer......................................   59
   Section 9.5 Notice of Default or Events of Default....................   59
   Section 9.6 Reports by Trustee to Holders.............................   59
   Section 9.7 Compensation and Indemnity................................   59
   Section 9.8 Replacement of Trustee....................................   60
   Section 9.9 Successor Trustee by Merger, Etc..........................   61
   Section 9.10 Eligibility; Disqualification............................   61
   Section 9.11 Preferential Collection of Claims against Obligors.......   61
ARTICLE X     SATISFACTION AND DISCHARGE OF INDENTURE; RELEASE OF
              RIBAPHARM..................................................   62
   Section 10.1 Satisfaction and Discharge of Indenture..................   62
   Section 10.2 Application of Trust Money...............................   63
   Section 10.3 Repayment to Obligors....................................   63
   Section 10.4 Reinstatement............................................   63
   Section 10.5 Release of Ribapharm as Obligor..........................   63
   Section 10.6 Reinstatement of Ribapharm as Obligor....................   64
ARTICLE XI    AMENDMENTS, SUPPLEMENTS AND WAIVERS........................   64
   Section 11.1 Without Consent of Holders...............................   64
   Section 11.2 With Consent of Holders..................................   65
   Section 11.3 Compliance with Trust Indenture Act......................   66
   Section 11.4 Revocation and Effect of Consents........................   66
   Section 11.5 Notation On or Exchange of Securities....................   66
   Section 11.6 Trustee To Sign Amendments, Etc..........................   67
   Section 11.7 Effect of Supplemental Indentures........................   67
ARTICLE XII   MISCELLANEOUS..............................................   67
   Section 12.1 Trust Indenture Act Controls.............................   67
   Section 12.2 Notices..................................................   67
   Section 12.3 Communications by Holders with other Holders.............   68
   Section 12.4 Certificate and Opinion of Counsel as to Conditions
                Precedent................................................   69
   Section 12.5 Record Date For Vote Or Consent of Holders...............   69
   Section 12.6 Rules By Trustee, Paying Agent, Registrar And
                Conversion Agent.........................................   70
   Section 12.7 Legal Holidays...........................................   70
   Section 12.8 Governing Law; Submission To Jurisdiction................   70

   Section 12.9 No Adverse Interpretation of Other Agreements............   70
   Section 12.10 No Recourse against Others..............................   70
   Section 12.11 Successors..............................................   70
   Section 12.12 Multiple Counterparts...................................   70
   Section 12.13 Separability............................................   71
   Section 12.14 Table of Contents, Headings, etc........................   71
   Section 12.15 Calculations in Respect of the Securities...............71c71
   Section 12.15 Calculations in Respect of the Securities...............   71

      THIS INDENTURE dated as of November 19, 2003 is among Valeant Pharmaceuticals International, a corporation duly organized under the laws of the State of Delaware (the "Company"), Ribapharm Inc., a corporation duly organized under the laws of the State of Delaware ("Ribapharm"), and The Bank of New York, a banking corporation duly organized under the laws of the State of New York, as Trustee (the "Trustee").

      In consideration of the premises and the purchase of the Securities by the Holders thereof, all parties agree as follows for the benefit of the other and for the equal and ratable benefit of the registered Holders of the Company's, as issuer, and Ribapharm's, as co-obligor, 3.0% Convertible Subordinated Notes Due 2010 and 4.0% Convertible Subordinated Notes Due 2013.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      Section 1.1 Definitions.

      "Additional Interest" means "Liquidated Damages" as defined in Section 7 of the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

      "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Agent" means any Registrar, Paying Agent or Conversion Agent.

      "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in the Global Securities, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.

      "Board of Directors" means either the board of directors of each of the Obligors or any committee of each such Board of Directors authorized to act for each of the Obligors with respect to this Indenture.

      "Business Day" means each day that is not a Legal Holiday.

      "Capital Stock" or "capital stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

      "Cash" or "cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

      "Certificated Securities" means Securities that are in substantially the forms attached hereto as or Exhibit A-1 or Exhibit A-2 and that do not include the information to which footnotes 1, 6 and 7 apply.

      "Closing Price" of a share of Common Stock or other security, as applicable, on any date means the last reported per share sale price (or if no last sale price is reported, the average of the bid and the ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock or other security, as applicable, is then listed or, if the Common Stock or other security, as applicable, is not listed on a U.S. national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or, if such Common Stock or other security, as applicable, is not quoted on the National Association of Securities Dealers Automated Quotation System, as reported on the principal other market on which the Common Stock or other security, as applicable, is then traded. In the absence of such quotations, the Board of Directors will make a good faith determination of the Closing Price.

      "Common Stock" means the common stock of the Company, $.01 par value per share, as it exists on the date of this Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

      "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Company.

      "Conversion Rate" has the meaning specified in the Securities.

      "Conversion Settlement Date" means the Business Day immediately following the final day of the Cash Settlement Averaging Period.

      "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Indenture is located at 101 Barclay Street-8W, New York, NY 10286, Attention: Corporate Trust Administration or at any other time at such other address as the Trustee may designate from time to time by notice to the Obligors.

      "Default" or "default" means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

      "Designated Senior Indebtedness" means any Senior Indebtedness of the Obligors in which the instrument creating or evidencing the same, or any related agreements or documents to which either of the Obligors are a party, expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

      "Final Maturity Date," when used with respect to the 3.0% Notes due 2010, means August 16, 2010 and when used with respect to the 4.0% Notes due 2013, means November 15, 2013.

      "4.0% Notes due 2013" means any of the 4.0% Convertible Subordinated Notes Due November 15, 2013, as amended or supplemented from time to time, that are issued under this Indenture.

      "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

      "Global Securities" means Securities that are in substantially the forms attached hereto as Exhibit A-1 or Exhibit A-2 and that include the information called for by footnotes 1 and 7 thereof and which are deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

      "Holder" or "Securityholder" means the person in whose name a Security is registered on the Primary Registrar's books.

      "Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person (i) for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or (ii) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any accounts payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) of such Person in respect of leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person, (d) all obligations and liabilities (contingent or otherwise) of such Person under any lease or related document (including a purchase agreement, conditional sale or other title retention agreement) in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property to the lessor , including the obligations of such Person under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor, (e) all obligations (contingent or otherwise) of such Person with respect to any interest rate or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;
(f) all direct or indirect guarantees, or similar agreements by such Person in respect of, and obligations or liabilities of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kinds described in clauses (a) through (e), and (g) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (a) through (f).

      "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

      "Initial Purchasers" means Banc of America Securities LLC and Goldman, Sachs & Co, as representatives of the initial purchasers named in Schedule I to the Purchase Agreement.

      "Interest" on any Security shall refer to interest and Additional Interest thereon, unless the context otherwise requires.

      "Obligors" means the Company and Ribapharm, jointly and severally, until such time as Ribapharm is no longer an obligor pursuant to the applicable provisions of this Indenture, and thereafter "Obligors" shall mean the Company.

      "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, Treasurer, the Secretary or any Assistant Controller, Assistant Treasurer or Assistant Secretary of each of the Obligors.

      "Officers' Certificate" means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.11 and 6.3, "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of each of the Obligors and by one other Officer.

      "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to each of the Obligors or the Trustee.

      "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Principal" or "principal" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

      "Purchase Agreement" means the Purchase Agreement, dated November 13, 2003, among the Company, Ribapharm and Bank of America Securities LLC and Goldman, Sachs & Co., as representatives of the initial purchasers named in
Schedule I thereto.

      "Redemption Date" or "redemption date" means the date specified for redemption of the 4.0% Notes due 2013 in accordance with the terms of the 4.0% Notes due 2013 and this Indenture.

      "Redemption Price" or "redemption price" means 100% of the Principal of the 4.0% Notes due 2013 to be redeemed, plus accrued and unpaid interest and Additional Interest, if any, including interest on any unpaid overdue interest, compounded semi-annually, to but not including, the Redemption Date.

      "Registration Rights Agreement" means the Registration Rights Agreement dated as of November 19, 2003, among the Company, Ribapharm and the Initial Purchasers.

      "Representative" means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative,
(i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

      "Restricted Global Security" means a Global Security that is a Restricted Security.

      "Restricted Security" means a Security required to bear the restricted legend set forth in the form of Securities set forth in Exhibits A-1 and A-2 of this Indenture.

      "Ribapharm" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Ribapharm" shall mean such successor.

      "Rule 144" means Rule 144 under the Securities Act or any successor to such Rule.

      "Rule 144A" means Rule 144A under the Securities Act or any successor to such Rule.

      "SEC" means the Securities and Exchange Commission.

      "Securities" means any of the 3.0% Notes due 2010 and 4.0% Notes due 2013 (each, a "Security"), as amended or supplemented from time to time, that are issued under this Indenture.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

      "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

      "Senior Indebtedness" means the principal of, premium, if any, interest (including any interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Obligors whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by either of the Obligors (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing). Notwithstanding the foregoing, the term Senior Indebtedness shall not include (i) any Indebtedness of the Obligors to any Subsidiary of the Obligors (other than Indebtedness of the Obligors pledged as security for any Senior Indebtedness), (ii) the Securities, (iii) Indebtedness evidenced by the
6 1/2% Notes, (iv) the Obligors' accounts payable to trade creditors arising in the ordinary course of the Obligors' business and (iv) any Indebtedness that expressly provides that it shall not be senior in right of payment to, or on the same basis with, or is subordinated to or junior to, the Securities.

      "Significant Subsidiary" means, in respect of any Person, a Subsidiary of such Person that would constitute a "significant subsidiary" as such term is defined under Rule 1-02(w) of Regulation S-X under the Securities Act.

      "6 1/2% Indenture" means the indenture, dated July 18, 2001, among the Company, Ribapharm and The Bank of New York under which the 6 1/2% Notes were originally issued.

      "6 1/2% Notes" means any of the 6 1/2% Convertible Subordinated Notes due July 15, 2008, originally issued under an indenture, dated July 18, 2001, among the Company, Ribapharm and The Bank of New York.

      "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by
(i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

      "3.0% Notes due 2010" means any of the 3.0% Convertible Subordinated Notes Due August 16, 2010, as amended or supplemented from time to time, that are issued under this Indenture.

      "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 11.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

      "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded (provided that no day on which trading of the Common Stock is suspended on such exchange or other trading market will count as a trading day).

      "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

      "Trust Officer" means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Unrestricted Certificated Security" means a Certificated Security that is not a Restricted Security.

      "Unrestricted Global Security" means a Global Security that is not a Restricted Security.

      "Vice President" when used with respect to either of the Obligors or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

      "Voting Stock" of a Person means any class or classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors.

      Section 1.2       Other Definitions.

                            TERM                              DEFINED IN SECTION
                            ----                              ------------------
"Agent Members"...........................................          2.1(b)
"Bankruptcy Law"..........................................           8.1
"Cash Amount".............................................         4.14(a)
"Cash Settlement Averaging Period"........................         4.14(a)
"Cash Settlement Notice Period"...........................         4.14(a)
"Change in Control".......................................          3.8(a)
"Change in Control Purchase Date".........................          3.8(a)
"Change in Control Purchase Notice".......................          3.8(c)
"Change in Control Purchase Price"........................          3.8(a)
"Obligors Notice".........................................          3.8(b)
"Obligors Order"..........................................           2.2
"Conversion Agent"........................................           2.3
"Conversion Date".........................................           4.2

                            TERM                              DEFINED IN SECTION
                            ----                              ------------------
"Conversion Obligation"...................................           4.1
"Conversion Price"........................................           4.1
"Conversion Rate".........................................           4.1
"Conversion Retraction Period"............................         4.14(a)
"Conversion Settlement Distribution"......................         4.14(a)
"Current Market Price"....................................          4.6(f)
"Custodian"...............................................           8.1
"DTC".....................................................          2.1(a)
"Depositary"..............................................          2.1(a)
"Determination Date"......................................          4.6(d)
"Dividend Threshold Amount"...............................          4.6(d)
"Event of Default"........................................           8.1
"Expiration Date".........................................          4.6(c)
"Expiration Time".........................................          4.6(c)
"Instrument"..............................................           8.1
"Legal Holiday"...........................................           12.7
"Legend" .................................................         2.12(a)
"Market Price" ...........................................         3.9(a)
"Notice of Conversion"                                               4.2
"Notice of Default".......................................           8.1
"Paying Agent"............................................           2.3
"Payment Blockage Notice".................................           5.2
"Primary Registrar".......................................           2.3
"Purchased Shares"........................................          4.6(e)
"QIB".....................................................           2.1
"Registrar"...............................................           2.3
"Rights Agreement"                                                  4.6(c)
"Trigger Event" ..........................................          4.6(c)
"Triggering Distribution".................................          4.6(d)
"Unissued Shares".........................................          3.8(a)

      Section 1.3 Trust Indenture Act Provisions.

      Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Securities;

      "indenture security holder" means a Securityholder;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee;

      "obligor" on the indenture securities means the Obligors or any other obligor on the Securities.

      All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

      Section 1.4 Rules of Construction.

      Unless the context otherwise requires:

            (A) a term has the meaning assigned to it;

            (B) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (C) words in the singular include the plural, and words in the plural include the singular;

            (D) provisions apply to successive events and transactions;

            (E) the term "merger" includes a statutory share exchange and the term "merged" has a correlative meaning;

            (F) the masculine gender includes the feminine and the neuter;

            (G) references to agreements and other instruments include subsequent amendments thereto; and

            (H) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE II

                                 THE SECURITIES

      Section 2.1 Form and Dating.

      The Securities and the Trustee's certificate of authentication shall be substantially in the respective forms set forth in Exhibits A-1 and A-2, which are incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Obligors shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Obligors pursuant to the Purchase Agreement, in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

      (a) Restricted Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, "QIBS" or individually, each a "QIB") in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "DEPOSITARY"), and registered in the name of its nominee, Cede & Co., duly executed by the Obligors and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

      (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary. Upon effectiveness of a shelf registration statement pursuant to the Registration Rights Agreement, the Obligors shall issue, and the Trustee shall authenticate, a Global Security with respect to each series of Securities in the form of Exhibit A-1 or A-2 hereof, as applicable, which Global Securities shall not bear the Legend. Upon any sale of a beneficial interest in a Restricted Global Security pursuant to such registration statement and delivery of appropriate evidence thereof to the Trustee or any sale or transfer of a beneficial interest in connection with which the Legend may be removed in accordance with this Indenture, the Trustee shall increase the principal amount of the unrestricted Global Security by the amount of such sale (or, as permitted by this Indenture, issue an unrestricted Certificated Security) and likewise reduce the principal amount of the Restricted Global Security.

      Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Obligors, the Trustee and any agent of the Obligors or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Obligors, the Trustee or any agent of the Obligors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

      (c) Book Entry Provisions. The Obligors shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary or its nominee, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and

(iii) shall bear legends substantially in the form of the first paragraph of Exhibits A-1 and A-2 hereto.

      Section 2.2 Execution and Authentication.

      An Officer of each of the Obligors shall sign the Securities for the Obligors by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

      If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

      A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

      The Trustee shall authenticate and make available for delivery Securities for original issue in an aggregate principal amount of $240,000,000 of the 3.0% Notes due 2010 and an aggregate principal amount of $240,000,000 of the 4.0% Notes due 2013 upon receipt of a written order or orders of the Obligors signed by an Officer of the Obligors (an "OBLIGORS ORDER"). The Obligors Order shall specify the amount of Securities to be authenticated in each series, shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time of either series may not exceed the amounts in the foregoing sentence, except as provided in Section 2.7. The 3.0% Notes due 2010 and the 4.0% Notes due 2013 shall each constitute a separate series of Securities issued hereunder and each such series shall vote separately as its own class under the Indenture, except where otherwise provided.

      The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Obligors to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Obligors or an Affiliate of the Obligors.

      The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

      Section 2.3 Registrar, Paying Agent and Conversion Agent.

      The Obligors shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a "REGISTRAR"), one or more offices or agencies where Securities may be presented for payment (each, a "PAYING AGENT"), one or more offices or agencies where Securities may be presented for conversion (each, a "CONVERSION AGENT") and one or more offices or agencies where notices and demands to or upon the Obligors in respect of the Securities and this Indenture may be served. The Obligors will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Obligors in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. One of the Registrars (the "PRIMARY REGISTRAR") shall keep a register of the Securities and of their transfer and exchange.

      The Obligors shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Obligors shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Obligors fail to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fail to give the foregoing notice, the Trustee shall act as such. The Obligors or any Affiliate of the Obligors may act as Paying Agent (except for the purposes of Section 6.1 and Article 10).

      The Obligors hereby initially designate the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and the office or agency of the Trustee in the Borough of Manhattan, The City of New York (which shall initially be the office of the Trustee located at 101 Barclay Street - 8W, New York, New York 10286) as one such office or agency of the Obligors for each of the aforesaid purposes.

      Section 2.4 Paying Agent to Hold Money in Trust.

      Prior to 11:00 a.m., New York City time, on each due date of the principal of, interest or Additional Interest, if any, on any Securities, the Obligors shall deposit with a Paying Agent a sum sufficient to pay such principal, interest or Additional Interest, if any, so becoming due. Subject to Section 5.2, a Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, interest or Additional Interest, if any, on the Securities, and shall notify the Trustee of any default by the Obligors (or any other obligor on the Securities) in making any such payment. If the Obligors or an Affiliate of the Obligors act as Paying Agent, the Obligors or such Affiliate shall, before 11:00 a.m., New York City time, on each due date of the principal of, interest or Additional Interest, if any, on any Securities, segregate the money and hold it as a separate trust fund. The Obligors at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Obligors) shall have no further liability for the money.

      Section 2.5 Securityholder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Primary Registrar, the Obligors shall furnish to the Trustee on or before each interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

      Section 2.6 Transfer and Exchange.

      (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibits A-1 and A-2, as applicable, and in form satisfactory to the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Obligors shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any exchange or transfer shall be without charge, except that the Obligors or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.10, 2.12(a), 3.6, 3.12, 4.2 (last paragraph) or 11.5.

      Neither the Obligors, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Change in Control Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

      All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Obligors, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

      (b) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

      (c) Each Holder of a Security agrees to indemnify the Obligors and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

      Section 2.7 Replacement Securities.

      If any mutilated Security is surrendered to the Obligors, a Registrar or the Trustee, or the Obligors, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Obligors, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Obligors, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Obligors shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Obligors pursuant to Article 3, the Obligors in their discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

         Upon the issuance of any new Securities under this Section 2.7, the Obligors may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

         Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Obligors, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         Section 2.8 Outstanding Securities.

         Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those converted pursuant to
Article IV, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.

         If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Obligors receive proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If a Paying Agent (other than the Obligors or an Affiliate of the Obligors) holds on a Redemption Date, Change in Control Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any), interest and Additional Interest, if any, on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Change in Control Purchase Date or the Final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest and Additional Interest, if any, on them shall cease to accrue.

         Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Obligors or an Affiliate of the Obligors hold the Security.

         Section 2.9 Treasury Securities.

         In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Obligors or any other obligor on the Securities or by any Affiliate of the Obligors or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the either of Obligors or any other obligor on the Securities or any Affiliate of the Obligors or of such other obligor.

         Section 2.10 Temporary Securities.

         Until definitive Securities are ready for delivery, the Obligors may prepare and execute, and, upon receipt of a Obligors Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Obligors with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Obligors shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities.

         Section 2.11 Cancellation.

         The Obligors at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, payment, conversion or cancellation and shall deliver the canceled Securities to the Obligors. All Securities which are purchased or otherwise acquired by the Obligors or any of their Subsidiaries prior to the Final Maturity Date may be delivered to the Trustee for cancellation or, if permitted by law, be resold. The Obligors may not hold or resell such Securities or issue any new Securities to replace any Securities delivered for cancellation or any Securities that any Holder has converted pursuant to Article IV.

         Section 2.12 Legend; Additional Transfer and Exchange Requirements.

         (a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached hereto as Exhibits A-1 and A-2 (collectively, the "LEGEND"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Obligors and the Registrar such satisfactory evidence, which shall include an opinion of counsel if requested by the Obligors or such Registrar, as may be reasonably required by the Obligors and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence if requested, or (ii) notification by the Obligors to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Obligors, shall authenticate and deliver a

Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Obligors, the Legend shall be reinstated.

         (b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

         (c) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the forms set forth in Exhibits A-1 and A-2, as applicable, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

         (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested by the Obligors or the Registrar, an opinion of counsel reasonably acceptable to the Obligors and addressed to the Obligors to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Obligors shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

         (e) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

         (f) The provisions of clauses (i), (ii), (iii), (iv) and (v) below shall apply only to Global Securities:

                  (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Obligors that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Obligors within 90 days after receipt of such notice or the Obligors become aware of such failure of registration, (B) the Obligors have provided the Depositary with written notice that they have decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clauses (A) or (B) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

                  (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

                  (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Obligors will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

                  (v) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Obligors, the Trustee and any agent of the Obligors or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Obligors, the Trustee or any agent of the Obligors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

                  (vi) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so as and when expressly required by, the terms or this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         Section 2.13 CUSIP Numbers.

         The Obligors in issuing the Securities may use one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such purchase shall not be affected by any defect in or omission of such numbers. The Obligors will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                  ARTICLE III

                            REDEMPTION AND PURCHASES

         Section 3.1 Right to Redeem.

         The 3.0% Notes due 2010 may not be redeemed by the Obligors at any time.

         The Obligors, at their option, may redeem the 4.0% Notes due 2013, in whole or in part, on or after May 20, 2011, in accordance with the provisions of paragraph 14 of the 4.0% Notes due 2013.

         The Obligors may not redeem the 4.0% Notes due 2013 if they have failed to pay any interest or premium on the 4.0% Notes due 2013 and such failure to pay is continuing.

         If the Obligors elect to redeem the 4.0% Notes due 2013, they shall notify the Trustee at least 45 days prior to the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee) of the Redemption Date and the aggregate principal amount of the 4.0% Notes due 2013 to be redeemed.

         Section 3.2 Selection of Securities to be Redeemed.

         If less than all the outstanding 4.0% Notes due 2013 are to be redeemed, the Trustee shall select the 4.0% Notes due 2013 to be redeemed in principal amounts of $1,000 or integral multiples of $1,000 by lot, or in its discretion, on a pro rata basis. The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date for the outstanding 4.0% Notes due 2013 not previously called for redemption.

         Provisions of this Indenture that apply to 4.0% Notes due 2013 called for redemption also apply to portions of 4.0% Notes due 2013 called for redemption. The Trustee shall notify the Obligors promptly of the 4.0% Notes due 2013 or portions of 4.0% Notes due 2013 to be redeemed.

         If any 4.0% Note due 2013 selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the 4.0% Notes due 2013 so selected, the converted portion of such 4.0% Notes due 2013 shall be deemed to be the portion selected for redemption. 4.0% Notes due 2013 which have been converted during a selection of 4.0% Notes due 2013 to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

         Section 3.3 Notice of Redemption.

         At least 30 days but not more than 60 days before a Redemption Date, the Obligors shall mail, or shall cause to be mailed, a notice of redemption by first-class mail, postage prepaid, to the Trustee and to each Holder of 4.0% Notes due 2013 to be redeemed.

         The notice shall identify the 4.0% Notes due 2013 to be redeemed and shall state:

                  - the aggregate principal amount of the 4.0% Notes due 2013 to be redeemed;

                  -        the Redemption Date (which shall be a Business Day);

                  -        the Redemption Price;

                  -        the then current Conversion Price;

                  - the name and address of the Paying Agent and Conversion Agent;

                  - that 4.0% Notes due 2013 called for redemption may be converted at any time before the close of business on the date that is the last Business Day prior to the Redemption Date but may not be converted on or after the Redemption Date unless the Obligors fail to pay the Redemption Price;

                  - that Holders who want to convert 4.0% Notes due 2013 must satisfy the requirements set forth in paragraph 6 of the 4.0% Notes due 2013;

                  - that 4.0% Notes due 2013 called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  - if fewer than all the outstanding 4.0% Notes due 2013 are to be redeemed, the certificate numbers, if any, and principal amounts of the particular 4.0% Notes due 2013 to be redeemed;

                  - that, unless the Obligors default in the deposit of the Redemption Price, interest on 4.0% Notes due 2013 called for redemption will cease to accrue on and after the Redemption Date; and

                  -        the CUSIP number of the 4.0% Notes due 2013.

At the Obligors' request, the Trustee shall give the notice of redemption in the Obligors' name and at the Obligors' expense, provided that the Obligors make such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.3. Concurrently with the mailing of any such notice of redemption, the Obligors shall issue a press release announcing such redemption, the form and content of which shall be determined by the Obligors.

         Section 3.4 Effect of Notice of Redemption.

         Once notice of redemption is given, 4.0% Notes due 2013 called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for 4.0% Notes due 2013 which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice. If the Redemption Date falls during a period starting after the close of business on an interest payment record date and ending on the opening of business on the first Business Day after the next interest payment date, or if this interest payment date is not a Business Day, the second Business Day after the interest payment date, then the interest payment will be payable to the Holders who present the 4.0% Notes due 2013 for redemption.

         On and after the Redemption Date, unless the Obligors default in the deposit of the Redemption Price, interest will cease to accrue on the 4.0% Notes due 2013 or any portion of the 4.0% Notes due 2013 called for redemption, the conversion right with respect to the 4.0% Notes due 2013 or any portion of the 4.0% Notes due 2013 called for redemption will lapse and all other rights of the Holder will terminate other than the right to receive the Redemption Price, without interest from the Redemption Date, on surrender of the 4.0% Notes due 2013.

         Section 3.5 Deposit of Redemption Price.

         Prior to 11:00 a.m. (New York City time) on the Redemption Date, the Obligors shall deposit with the Paying Agent (or the Trustee) money sufficient to pay the Redemption Price on all 4.0% Notes due 2013 to be redeemed on that date other than 4.0% Notes due 2013 or portions of 4.0% Notes due 2013 called for redemption which on or prior thereto have been delivered by the Obligors to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Obligors any money not required for that purpose because of conversion of 4.0% Notes due 2013 pursuant to Article IV. If such money is then held by the Obligors in trust and is not required for such purpose it shall be discharged from such trust.

         Section 3.6 Securities Redeemed in Part.

         Upon surrender of a 4.0% Note due 2013 that is redeemed in part, the Obligors shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge, a new 4.0% Note due 2013 in an authorized denomination equal in principal amount to, and in exchange for, the unredeemed portion of the 4.0% Note due 2013 surrendered.

         Section 3.7 Intentionally Omitted.

         Section 3.8 Purchase of Securities at Option of the Holder upon Change in Control.

         (a) If at any time that Securities remain outstanding there shall occur a Change in Control, Securities shall be purchased by the Obligors at the option of the Holders, as of the date that is 30 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date") at a purchase price equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest, including interest on any unpaid overdue interest, compounded semi-annually, and Additional Interest, if any, to, but excluding, the Change in Control Purchase Date (the "Change in Control Purchase Price"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.8.

         A "Change in Control" shall be deemed to have occurred if any of the following occurs after the date hereof (whether or not such transaction is pursuant to Article 7):

                  (1) any "person" or "group" becomes the "beneficial owner" of shares of the Company's Voting Stock representing 50% or more of the total voting power of all of the Company's outstanding Voting Stock, or acquires the power, directly or indirectly, to elect a majority of the members of the Company's board of directors; or

                  (2) the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the Company's assets, or any person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons that "beneficially owned" the shares of the Company's Voting Stock immediately prior to such transaction, "beneficially own" at least a majority of the total voting power of all outstanding Voting Stock of the surviving or transferee Person, as applicable; or

                  (3) the holders of the Company's capital stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the Indenture).

For the purpose of the definition of "Change in Control," (i) "person" and "group" have the meanings given such terms under Sections 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the "person" or "group" (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of "beneficial owner". The term "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to acquire or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

         Notwithstanding anything to the contrary set forth in this Section 3.8, a Change in Control will not be deemed to have occurred if either:

                  (1) the Closing Price of the Common Stock for any five Trading Days during the ten Trading Days immediately preceding the Change in Control is at least equal to 105% of the Conversion Price in effect on such Trading Day; or

                  (2) .in the case of a merger or consolidation, at least 90% of the consideration by value in the merger or consolidation constituting the Change in Control consists of common stock or American Depositary Receipts (or other securities representing common equity interests) and any associated rights traded on a United States national securities exchange or quoted on The NASDAQ National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions at least 90% of the value of the consideration for which the Securities become convertible consists of such common stock or American Depositary Receipts (or other securities representing common equity interests) and associated rights. The value of common stock, American Depositary Receipts or other securities representing common equity interests shall be the closing price therefor on the date of such merger or consolidation on the principal U.S. trading market therefor, and the value of other consideration shall be the fair market value thereof on such date.

         (b) Within 10 Business Days after the occurrence of a Change in Control, the Obligors shall mail a written notice ("OBLIGORS NOTICE") of the Change in Control to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

                  (1) information about, and the terms and conditions of, the Change in Control;

                  (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.8 must be given;

                  (3) the Change in Control Purchase Date;

                  (4) the Change in Control Purchase Price;

                  (5) the Holder's right to require the Obligors to purchase the Securities;

                  (6) briefly, the conversion rights of the Securities;

                  (7) the name and address of each Paying Agent and Conversion Agent;

                  (8) the Conversion Price and any adjustments thereto;

                  (9) that Securities as to which a Change in Control Purchase Notice has been given may be converted into Common Stock pursuant to Article IV of this Indenture only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (10) the procedures that the Holder must follow to exercise rights under this Section 3.8;

                  (11) the procedures for withdrawing a Change in Control Purchase Notice, including a form of notice of withdrawal;

                  (12) that the Holder must satisfy the requirements set forth in the Securities in order to convert the Securities; and

                  (13) whether the Change in Control Purchase Price will be paid in cash, common stock or American Depositary Receipts (or other securities representing common equity interests), or a combination thereof and, if a combination thereof, the percentage that it will pay in cash or shares of common stock or such other securities.

         If any of the Securities is in the form of a Global Security, then the Obligors shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

         In the event the Obligors have elected to pay the Change in Control Purchase Price (or a specified percentage thereof) with shares of Common Stock or other securities, the Obligors Notice shall state, in addition to the items specified above, (i) that each Holder will receive a number of shares of Common Stock or other securities equal to the quotient obtained by dividing (x) the portion of the Change in Control Purchase Price to be paid in shares of Common Stock or other securities, by (y) 97% of the average of the Closing Prices of the Common Stock or such other securities for the 15 Trading Days immediately preceding and including the third Trading

Day prior to the Repurchase Date (except any cash amount to be paid in lieu of fractional shares); and (ii) that because the market price of shares of Common Stock or other securities will be determined prior to the Change in Control Purchase Date, Holders of the Securities will bear the market risk with respect to the value of such securities to be received from the date such market price is determined to the Change in Control Purchase Date.

         (c) A Holder may exercise its rights specified in subsection (a) of this Section 3.8 upon delivery of a written notice (which shall be in substantially the form included in Exhibits A-1 and A-2 hereto, as applicable, and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "CHANGE IN CONTROL PURCHASE NOTICE") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date.

         The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor.

         The Obligors shall purchase from the Holder thereof, pursuant to this
Section 3.8, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security pursuant to Sections 3.8 through 3.14 also apply to the purchase of such portion of such Security.

         Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change in Control Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

         A Paying Agent shall promptly notify the Obligors of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

         Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

         If the Change in Control Purchase Date falls after an interest payment record date and on or before the date that is one Business Day after the next interest payment date, then the interest payment will be payable to the Holder who presents a Security for purchase.

         Section 3.9 Obligors' Right to Elect Manner of Payment of Change in
                     Control Purchase Price for Payment.

         (a) The Obligors may elect to pay the Change in Control Purchase Price of the Securities to be purchased on any Change in Control Purchase Date pursuant to Section 3.8 in cash or

Common Stock or, in the case of a merger in which the Obligors are not the surviving corporation, common stock or American Depositary Receipts (or other securities representing common equity interests) of the surviving corporation or its direct or indirect parent corporation (or the equivalent thereof in the case of a foreign parent), or any combination of cash and stock, subject to the conditions set forth in this Section 3.9(a) and Section 3.9(b) hereof. All Holders whose Securities are purchased on a Change in Control Purchase Date pursuant to this Section 3.9 shall receive the same percentage of cash or common stock or American Depositary Receipts (or other securities representing common equity interests) in payment of the Change in Control Purchase Price for such Securities, except (i) as provided in Section 3.9(b) with regard to the payment of cash in lieu of fractional Common Stock and (ii) in the event that the Obligors are unable to purchase the Securities of a Holder or Holders for common stock because any necessary qualifications or registrations of the common stock or American Depositary Receipts (or other securities representing common equity interests) under applicable state securities laws cannot be obtained, the Obligors may purchase the Securities of such Holder or Holders for cash. The Obligors may not change their election with respect to the consideration (or components or percentages of components thereof) to be paid once the Obligors have given their Obligors Notice to Securityholders except pursuant to this
Section 3.9(a) or pursuant to Section 3.9(b) in the event of a failure to satisfy, prior to the close of business on the Change in Control Purchase Date, any condition to the payment of the Change in Control Purchase Price, in whole or in part, in common stock or American Depositary Receipts (or other securities representing common equity interests), in which case the Change in Control Purchase Price shall be paid in cash.

         (b) In each case in which the Obligors have elected, pursuant to
Section 3.9(a), to pay all or a portion of the Change in Control Purchase Price with common stock or American Depositary Receipts (or other securities representing common equity interests), the number of common stock or American Depositary Receipts (or other securities representing common equity interests) that shall be payable shall be equal to the quotient obtained by dividing (i) the relevant amount of the Change in Control Purchase Price to be paid in common stock or American Depositary Receipts (or other securities representing common equity interests) by (ii) 97% of the average of the Closing Prices of the common stock or American Depositary Receipts (or other securities representing common equity interests) for the 15 Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date (the "MARKET PRICE"), subject to the next succeeding paragraph.

         In lieu of delivering fractional common stock or American Depositary Receipts (or other securities representing common equity interests) in payment of the Change in Control Purchase Price, the Obligors will pay cash for the Market Price of the fractional share or American Depositary Receipt (or other security representing common equity interests). If a Holder elects to have more than one Security purchased, the number of common stock or American Depositary Receipts (or other securities representing common equity interests) shall be based on the aggregate amount of Securities to be purchased.

         The Obligors' right to exercise their election to purchase Securities through the delivery of common stock or American Depositary Receipts (or other securities representing common equity interests) or a combination of common stock or American Depositary Receipts (or other securities representing common equity interests) and cash, as provided in Section 3.9(a) shall be conditioned upon:

                  - the Obligors' not having given a Obligors Notice of an election to pay entirely in cash and their timely giving of a Obligors Notice of election to purchase all or a specified percentage of the Securities with common stock or American Depositary Receipts (or other securities representing common equity interests) as provided herein;

                  - the registration of the common stock or American Depositary Receipts (or other securities representing common equity interests) to be issued upon repurchase under the Securities Act and the Exchange Act, if required;

                  - any necessary qualification or registration of the common stock or American Depositary Receipts (or other securities representing common equity interests) to be issued upon repurchase under applicable state securities laws or the availability of an exemption from such qualification and registration;

                  - listing of the common stock or American Depositary Receipts (or other securities representing common equity interests) on a United States national securities exchange or quotation thereof in an inter-dealer quotation system of any registered United States national securities association; and

                  - the receipt by the Trustee of an Officers' Certificate stating that the terms of the delivery of the common stock or American Depositary Receipts (or other securities representing common equity interests) are in conformity with this Indenture; that the conditions above have been satisfied and that the securities being issued will be validly issued, fully paid and non-assessable and free of pre-emptive rights. The Officers' Certificate shall also set forth the number of common stock or American Depositary Receipts (or other securities representing common equity interests) to be delivered for each $1,000 Principal Amount of Securities and the daily prices of the common stock or American Depositary Receipts (or other securities representing common equity interests) used to calculate the average of the Closing Prices of the common stock or American Depositary Receipts (or other securities representing common equity interests).

                  - The receipt by the Trustee of an Opinion of Counsel stating that the common stock or American Depositary Receipts (or other securities representing common equity interests) have been duly authorized and when issued and delivered pursuant to the terms of this Indenture in payment of the Change in Control Purchase Price in respect of Securities, will be validly issued, fully paid and non-assessable and free from pre-emptive rights under the Company's (or other applicable) certificate of incorporation or bylaws or applicable law; and the conditions regarding registration in the second bullet in this
                           Section 3.9(b) have been satisfied in all material aspects.

         If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the last day prior to the Change in Control Purchase Date and the Obligors have elected to purchase the Securities pursuant to this Section 3.9 through the delivery of common stock or American Depositary Receipts (or other securities representing common equity interests), the Obligors shall pay the entire Change in Control Purchase Price of the Securities of such Holder or Holders in cash.

         Section 3.10 Effect of Change in Control Purchase Notice.

         Upon receipt by any Paying Agent of the Change in Control Purchase Notice specified in Section 3.8(c), the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to such Security. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (a) the Change in Control Purchase Date with respect to such Security (provided the conditions in Section 3.8(c) have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.8(c). Securities in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to
Article IV on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn.

         A Change in Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted.

         Section 3.11 Deposit of Change in Control Purchase Price.

         On or before 11:00 a.m. New York City time on the Change in Control Purchase Date, the Obligors shall deposit with the Trustee or with a Paying Agent (other than the Obligors or an Affiliate of the Obligors) an amount of money (in immediately available funds if deposited on such Change in Control Purchase Date) or securities sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof that are to be purchased as of such Change in Control Purchase Date. The manner in which the deposit required by this Section 3.11 is made by the Obligors shall be at the option of the Obligors, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change in Control Purchase Date.

         If a Paying Agent holds, in accordance with the terms hereof, money or securities sufficient to pay the Change in Control Purchase Price of any Security for which a Change in Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Purchase Date, interest will cease to accrue on such Securities or any portion of the Securities as to which a Change in Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture, the conversion right pursuant to Article IV hereof with respect to the Securities or any portion of the Securities as to which the election has been made will lapse and all other rights of the Holder will terminate other than the right to receive the Change in Control Purchase Price, without interest from the Change in Control Purchase Date, on surrender of the Securities.

         The Obligors shall pay any documentary, stamp or similar issue or transfer tax due on any issuance of common stock or other securities used to pay the Change in Control Purchase Price. However, the Holder shall pay any such tax which is due because the Holder requests the shares be issued in a name other than the Holder's name.

         Section 3.12 Securities Purchased in Part.

         Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Change in Control Purchase Date the Obligors shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

         Section 3.13 Compliance with Securities Laws upon Purchase of
Securities.

         In connection with any offer to purchase or purchase of Securities under Section 3.2, the Obligors shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act,
(b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Obligors under Sections 3.8 through 3.12 to be exercised in the time and in the manner specified therein.

         Section 3.14 Repayment to the Obligors.

         To the extent that the aggregate amount of cash or securities deposited by the Obligors pursuant to Section 3.11 exceeds the aggregate Change in Control Purchase Price (including interest and Additional Interest, if any, thereon) of the Securities or portions thereof that the Obligors are obligated to purchase, then promptly after the Change in Control Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash or securities to the Obligors.

                                   ARTICLE IV

                                   CONVERSION

         Section 4.1 Conversion Privilege.

         Subject to the further provisions of this Article IV and the applicable paragraph of the Securities, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into

Common Stock (and any associated rights represented thereby, including rights attached thereto pursuant to the Company's Rights Agreement (as defined in Section 4.6(c) hereof) in effect on the date hereof) at any time prior to the close of business on the Final Maturity Date, at the Conversion Rate then in effect; provided, however, that, if such Security is submitted or presented for purchase or redemption pursuant to Article 3, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date or the Change in Control Purchase Date for such Security (unless the Obligors shall default in making the Redemption Price or Change in Control Purchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is purchased).

         The conversion rate per Security (the "Conversion Rate") shall be that set forth in paragraph 6 in the Securities, subject to adjustment as herein set forth. The initial Conversion Rate is 31.6336 shares of Common Stock per $1,000 principal amount of Securities (equivalent to a Conversion Price of $31.61 per share). The "CONVERSION PRICE" at any particular time is determined by dividing $1,000 by the then-applicable Conversion Rate.

         Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

         A Security in respect of which a Holder has delivered a Change in Control Purchase Notice pursuant to Section 3.8(c) exercising the option of such Holder to require the Obligors to purchase such Security may be converted only if such Change in Control Purchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date in accordance with Section 3.10.

         A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article IV.

         Notwithstanding any other provision of the Securities or this Indenture, all Holders' rights with respect to conversion of the Securities and the Obligors' obligation to deliver shares of Common Stock upon such conversion (the "CONVERSION OBLIGATION"), are subject, in their entirety, to the Obligors' right, in their sole and absolute discretion, to elect to satisfy such Conversion Obligation in any manner permitted pursuant to Section 4.14.

         Section 4.2 Conversion Procedure.

         To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security or facsimile of the conversion notice and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, (d) pay any transfer or similar tax, if required and (e) pay funds to the Obligors in an amount equal to the interest payable on the next interest payment date if required pursuant to this Section 4.2. Such notice is hereinafter referred to as a "NOTICE OF CONVERSION". A Security shall be deemed to have been converted as of the close of business on the date (the "CONVERSION DATE") on which the Holder has complied with the immediately preceding sentence of this Section
4.2. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices shall be delivered and such Securities shall be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

         The Obligors will, on the Conversion Settlement Date, (i) pay the cash component (including cash in lieu of any fraction of a share to which such Holder would otherwise be entitled), if any, of the Conversion Settlement Distribution determined pursuant to Section 4.14 to the Holder of a Security surrendered for conversion, or such Holder's nominee or nominees, and (ii) issue, or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder's nominee or nominees, certificates for the number of full shares of Common Stock, if any, to which such Holder shall be entitled as part of such Conversion Settlement Distribution; provided, that if the Conversion Settlement Distribution consists solely of shares of Common Stock, the Obligors shall issue such shares of Common Stock as soon as practicable after the expiration of the Cash Settlement Notice Period. The Person or Persons entitled to receive the Common Stock as part of the applicable Conversion Settlement Distribution upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock, as of the close of business on the applicable Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Obligors shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Obligors had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Except as otherwise provided in Section 4.6, no payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

         If a Holder converts a Security after a record date for an interest payment but prior to the corresponding interest payment date, interest or Additional Interest, if any, shall be payable to the registered Holder notwithstanding the conversion of a Security after a regular record date and prior to the interest payment date, subject to the provisions of this Indenture relating to the payment of interest on a Redemption Date or Change in Control Purchase Date. Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date, if any, shall also be accompanied by payment by the Holder in funds acceptable to the Obligors of an amount equal to the interest or Additional Interest, if any, payable on such interest payment date on the principal amount of such Security then being converted. The preceding sentence does not apply, however, (1) if the Obligors, with respect to any 4.0% Notes due 2013 called for redemption, have specified a Redemption Date that is after a record date for an interest payment but on or prior to the opening of business on the first Business Day after the next interest payment date, or if this interest payment date is not a Business Day, the second Business Day after the interest payment date, (2) with respect to Securities to be repurchased upon a Change in Control, to the extent that the Obligors have specified a date for repurchase of such Securities upon a Change in Control that is after a record date and on or prior to the date that is one Business Day after the next interest payment date or (3) if any overdue interest exists at the time of conversion with respect to the notes converted (in which case the Holder will not be required to pay the Obligors for the amount of the interest payment that the Holder will receive that represents overdue interest, but will be required to pay the Obligors for the amount of the interest payment that the Holder will receive that represents payment of interest that is not overdue). Except as otherwise provided in this
Section 4.2, no payment or adjustment will be made for accrued interest or Additional Interest, if any, on a converted Security. If the Obligors default in the payment of interest or Additional Interest, if any, payable on such interest payment date, the Obligors shall promptly repay such funds to such Holder.

         Nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a record date to receive the interest and Additional Interest, if any, payable on such Security on the interest payment date in accordance with the terms of this Indenture, the Securities and the Registration Rights Agreement. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

         If the last day on which Security may be converted is not a Business Day in a place where a Conversion Agent is located, the Securities may be surrendered to that Conversion Agent on the next succeeding Business Day.

         Upon surrender of a Security that is converted in part, the Obligors shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

         Section 4.3 Fractional Shares.

         The Obligors will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Obligors will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined, (calculated to the nearest 1/1000th of a share) by multiplying the Closing Price of the Common Stock on the Trading Day immediately prior to the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

         Section 4.4 Taxes on Conversion.

         If a Holder converts a Security, the Obligors shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

         Section 4.5 Obligors to Provide Stock.

         The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

         All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim.

         The Obligors will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on The NASDAQ National Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Restricted Security will also be a Restricted Security.

         Section 4.6 Adjustment of Conversion Rate.

         The conversion rate as stated in paragraph 6 of each of the Securities (the "CONVERSION RATE") shall be adjusted from time to time by the Obligors as follows:

         (a) In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock to all or substantially all holders of its Common Stock,
(ii) make a distribution on its Common Stock in shares of Common Stock to all or substantially all holders of its Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

         (b) In case the Company shall issue rights or warrants (other than pursuant to a stockholder rights plan) to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Closing Price per share of Common Stock on the Business Day immediately preceding the date of announcement of such issuance on the record, the Conversion Rate in effect shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the Business Day after the date of such announcement by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible), and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share (as defined in subsection (f) of this Section 4.6) of Common Stock on the Business Day immediately preceding the date of announcement of such issuance. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective on the day following the date of announcement of such issuance. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

         (c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in subsection (a) of this Section 4.6), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 4.6 and also excluding the distribution of rights to all holders of Common Stock pursuant to the Company's stockholders rights plan or the detachment of such rights under the terms of such stockholder rights plan) (an "Asset Distribution") then in each such case the Conversion Rate in effect on the record date with respect to the Asset Distribution shall be adjusted so that the same shall equal the rate determined by multiplying the current Conversion Rate by a fraction of which the numerator shall be the Closing Price per share of the Common Stock on such record date and the denominator shall be the Closing Price per share of the Common Stock on such record date less the fair market value on such record date (as determined in good faith by the Company's Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the Asset Distribution applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

         In the event the then fair market value (as so determined) of the portion of the capital stock, evidences of indebtedness or other assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Closing Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of capital stock, evidences of indebtedness or other assets so distributed or of such rights or warrants such holder would have received had such holder converted each Security on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.6(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

         Upon conversion of the Securities into Common Stock, to the extent that the Rights Agreement, dated as of November 2, 1994 or any future rights plan is in effect upon such conversion (the "Rights Agreement"), the holders of Securities will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Agreement. Any distribution of rights or warrants pursuant to a Rights Agreement complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Article IV.

         Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Obligors' Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.6 (and no adjustment to the Conversion Rate under this Section 4.6 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.6(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.6 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

         (d) In case the Company shall, by dividend or otherwise, make a distribution (a "Triggering Distribution") to all or substantially all holders of Common Stock payable exclusively in cash, excluding any regular quarterly cash dividend or distribution to the extent that such regular quarterly cash dividend or distribution does not exceed the Dividend Threshold Amount, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect at the close of business on the record date with respect to such Triggering Distribution (the "Determination Date") by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the Determination Date, and the denominator shall be the Current Market Price per share of the Common Stock on the Determination Date less the aggregate amount of cash so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) or, in the case of a regular quarterly cash dividend, such Current Market Price on the Determination Date less the amount by which the per share amount of the dividend exceeds the Dividend Threshold Amount, such increase to become effective immediately prior to the opening of business on the day following the record date with respect to the Triggering Distribution. It is expressly understood that a stock buyback, repurchase or similar program shall in no event be considered a Triggering Distribution for purposes of this Section 4.6(d). If the Conversion Rate is adjusted as described in this clause as a result of a Triggering Distribution that is a regular quarterly dividend, the adjustment will be based on the amount by which such dividend exceeds the Dividend Threshold Amount; if the Conversion Rate is adjusted as described in this clause as a result of a Triggering Distribution that is not a regular quarterly dividend, the adjustment will be based on the full amount of the Triggering Distribution.

         The "Dividend Threshold Amount" will initially be $0.0775 (the Company's quarterly dividend rate as of the date hereof); the Dividend Threshold Amount will be adjusted for Triggering Distributions, except that no adjustment shall be made to the Dividend Threshold Amount for any regular quarterly cash dividend paid by the Company unless that regular quarterly cash dividend, when aggregated with other regular quarterly cash dividends paid by the Company within the prior 12 months that have not already been applied to adjust the Dividend Threshold Amount, exceeds 7.5% of the average of the Closing Price of the Common Stock during the ten Trading Days immediately prior to the declaration date of the dividend.

         (e) In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration for a share of Common Stock in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof) of any other consideration) that, together with the aggregate amount of any cash and the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable for a share of Common Stock in respect of any other tender offers by the Company or any Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Rate adjustment pursuant to this Section 4.6 has been made exceeds the first reported sale price per share of Common Stock on the Trading Day next succeeding the last date (the "Expiration Date") tenders could have been made pursuant to the applicable such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time"), then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the first reported sale price per share of Common Stock on the Trading Day next succeeding the Expiration Date, and the denominator shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the first reported sale price per share of Common Stock on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date; provided, however, that the fair market value of any such non-cash consideration paid in respect of a tender or exchange offer for Common Stock shall not be taken into consideration in the foregoing calculation unless such value (to the extent it would result in an adjustment if considered) when aggregated with the value of all other non-cash consideration paid within the preceding three months and not considered as a result of this clause (to the extent that it would have resulted in an adjustment if it had been considered) would exceed 1% of the Company's market capitalization, in which case the value shall be considered, but only to the extent that the aggregated value referred to above exceeds 1% of Company's market capitalization. In the event that the Obligors are obligated to purchase shares pursuant to any such tender offer, but the Obligors are permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.6(e) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 4.6(e).

         For purposes of this Section 4.6(e), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

         (f) For the purpose of any computation under subsections (b) and (d) of this Section 4.6, the current market price (the "CURRENT MARKET PRICE") per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 15 consecutive Trading Days immediately preceding and including (i) the Determination Date with respect to distributions under subsection (d) of this Section 4.6 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) of this Section 4.6. If no such prices are available, the Current Market Price per share shall be the fair value of a share of Common Stock as determined in good faith by the Board of Directors (which shall be evidenced by an Officers' Certificate delivered to the Trustee).

         (g) In any case in which this Section 4.6 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 4.6, the Obligors may elect to defer (but only until five Business Days following the filing by the Obligors with the Trustee of the certificate described in Section 4.9) issuing to the Holder of any Security converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Obligors shall issue or cause their transfer agents to issue due bills or other appropriate evidence prepared by the Obligors of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Obligors for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

         Section 4.7 No Adjustment.

         No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.6 above without converting.

         No adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which by reason of this Section 4.7 are not required to be made even if the adjustment would require a change of less than 1% in the Conversion Rate then in effect, shall be carried forward and taken into account in any subsequent adjustment or in connection with any conversion of Securities at redemption or maturity, as applicable. All calculations under this Article IV shall be made to the nearest one-tenth of a cent or to the nearest one-hundredth of a share, as the case may be.

         Except as otherwise described in this Article IV, no adjustment in the Conversion Rate shall be required for the issuance of Common Stock or the right to purchase Common Stock or any such convertible or exchangeable securities.

         To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         Section 4.8 Adjustment for Tax Purposes.

         The Obligors shall, upon 15 days prior notice, be entitled to make such increases in the Conversion Rate, in addition to those required by Section 4.6, as they in their discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Obligors to their shareowners shall not be taxable.

         Section 4.9 Notice of Adjustment.

         Whenever the Conversion Rate or conversion privilege is adjusted, the Obligors shall promptly notify the Trustee and the Initial Purchasers (in the manner provided in Section 12.2) and mail to Holders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

         Section 4.10 Notice of Certain Transactions.

         In the event that:

                  (1) the Obligors take any action which would require an adjustment in the Conversion Rate;

                  (2) either of the Obligors consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareowners of such Obligor must approve the transaction; or

                  (3) there is a dissolution or liquidation of either of the Obligors,

the Obligors shall mail to Holders and the Initial Purchasers (in the manner provided in Section 12.2) and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Obligors shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 4.10.

         Section 4.11 Effect of Reclassification, Consolidation, Merger or Sale
                      on Conversion Privilege.

         If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 4.6); (b) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any person, then the Obligors, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article IV. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

         In the event the Obligors shall execute a supplemental indenture pursuant to this Section 4.11, the Obligors shall promptly file with the Trustee
(x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

         Section 4.12      Trustee's Disclaimer.

         The Trustee shall have no duty to determine when an adjustment under this Article IV should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Obligors are obligated to file with the Trustee pursuant to Section 4.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Obligors' failure to comply with any provisions of this
Article IV.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Obligors are obligated to file with the Trustee pursuant to Section 4.11.

         Section 4.13      Voluntary Increase.

         The Obligors from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period if the Company's Board of Directors determines that such increase would be in the best interests of the Obligors or the Company's Board of Directors deems it advisable to avoid or diminish income tax to holders of shares of Common Stock in connection with any stock or rights dividend or distribution or similar event, and the Obligors provide 15 days prior notice of any increase in the Conversion Rate.

         Section 4.14      Cash Conversion Option.

         (a) If a Holder elects to convert all or any portion of a Security into shares of Common Stock as set forth in Section 4.1 and the Obligors receive such Holder's Notice of Conversion on or prior to the day that is 20 days prior to the Final Maturity Date with respect to either series of Securities or, if all or a portion of the 4.0% Notes due 2013 have been called for redemption, the date that is 20 days prior to the Redemption Date (in either case, the "Final Notice Date"), the Obligors may choose to satisfy all or any portion of the Conversion Obligation in cash. Upon such election, the Obligors will notify the Trustee, the Holder through the Trustee and the Initial Purchasers (in the manner provided in Section 12.2), of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following the Obligors' receipt of such Holder's Notice of Conversion as specified in Section 4.2 (such period, the "Cash Settlement Notice Period"). If the Obligors elect to pay cash for any portion of the shares otherwise issuable to the Holder, the Holder may retract such Holder's Notice of Conversion at any time during the two Business Day period beginning on the day after the final day of the Cash Settlement Notice Period (the "Conversion Retraction Period"); no such retraction can be made after the Cash Settlement Notice Period (and a Notice of Conversion shall be irrevocable) if the Obligors do not elect to deliver cash in lieu of shares of Common Stock (other than cash in lieu of fractional shares). Upon the expiration of the Conversion Retraction Period, a Notice of Conversion shall be irrevocable. With respect to any Notice of Conversion received by the Obligors prior to the Final Notice Date, the "Conversion Settlement Distribution" for any Security subject to such Notice of Conversion shall consist of cash, Common Stock or a combination thereof, as selected by the Obligors as set forth below:

                  (i) if the Obligors elect to satisfy the entire Conversion Obligation in shares of Common Stock, the Conversion Settlement Distribution shall be a number of shares equal to (1) the aggregate principal amount of the Securities to be converted divided by $1,000, multiplied by (2) the Conversion Rate; in addition, the Obligors will pay cash for all fractional shares of Common Stock based on the Closing Price of the Common Stock on the Trading Day immediately preceding the Conversion Date;

                  (ii) if the Obligors elect to satisfy the entire Conversion Obligation in cash, the Conversion Settlement Distribution shall be cash in an amount equal to the product of:

                  (1) a number equal to the product of (x) the aggregate principal amount of Securities to be converted divided by $1,000 and (y) the Conversion Rate, and

                  (2) the average Closing Price of the Common Stock during the 20 Trading-Day period beginning on the Trading Day immediately following the final day of the Conversion Retraction Period (the "Cash Settlement Averaging Period"); and

                  (iii) if the Obligors elect to satisfy a fixed portion (other than 100%) of the Conversion Obligation in cash, the Conversion Settlement Distribution shall consist of (1) such cash amount ("CASH AMOUNT") and (2) a number of shares of

         Common Stock equal to the greater of (a) zero and (b) the excess, if any, of the number of shares calculated as set forth in clause (i) above over the number of shares equal to the sum, for each day of the Cash Settlement Averaging Period, of (x) the Cash Amount, divided by the number of days in the Cash Settlement Averaging Period, divided by
         (y) the Closing Price of the Common Stock on such day. The Obligors will pay cash for all fractional shares of Common Stock based on the average Closing Price of the Common Stock during the Cash Settlement Averaging Period.

         If the Obligors elect to satisfy all or any portion of the Conversion Obligation in cash, and the Notice of Conversion has not been retracted, then settlement (in cash, shares of Common Stock or in cash and shares of Common Stock) will occur on the Business Day following the final day of the Cash Settlement Averaging Period.

         If the Obligors are obligated to deliver shares to Holders pursuant to this Article IV, then if on the date such Holders submit Notices of Conversion and (i) hold Securities that are neither registered under the Securities Act nor immediately freely saleable pursuant to Rule 144(k) under the Securities Act and
(ii) there exists a Registration Default or an Effective Failure as defined in the Registration Rights Agreement, the Obligors will deliver to such Holders an additional number of shares in accordance with Section 7(d) of the Registration Rights Agreement.

         (b) With respect to Conversion Notices that the Obligors receive after the Final Notice Date, the Obligors will not send individual notices of their election to satisfy all or any portion of the Conversion Obligation in cash. Instead, at any time on or before the fifth Business Day preceding any Final Notice Date, the Obligors, if they choose to satisfy all or any portion of the Conversion Obligation with respect to conversions after the Final Notice Date in cash, will notify the Trustee and the Initial Purchasers (in the manner provided in Section 12.2) of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount). In such case, the applicable Conversion Settlement Distribution will be computed in the same manner as set forth in clause (a) above except that the Cash Settlement Averaging Period, if applicable, shall be the twenty (20) Trading Day period beginning on the first Trading Day following the Final Maturity Date with respect to either series of Securities or, in the case of conversion of 4.0% Notes due 2013 after the Final Notice Date with respect to the Redemption Date, the twenty (20) Trading Day period beginning on the Trading Day after the Redemption Date. Settlement (in cash, shares of Common Stock or in cash and shares of Common Stock) will occur on the Business Day following the final day of the applicable Cash Settlement Averaging Period. Holders shall not be permitted to retract any Notice of Conversion that is delivered after the Final Notice Date for the applicable Security.

         (c) If, at any time, the Obligors notify the Holders that the Obligors elect to satisfy the Conversion Obligation (i) in cash, in an amount up to (and including) the principal amount of the Securities converted by each Holder and
(2) in shares of Common Stock, to satisfy the remainder, if any, of the Conversion Obligation, the Obligators shall thereafter be obligated to satisfy the Conversion Obligation in that manner.

                                    ARTICLE V

                                  SUBORDINATION

         Section 5.1       Agreement of Subordination.

         The Obligors covenant and agree, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article V; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

         The payment of the principal of, premium, if any, interest and Additional Interest, if any, on all Securities (including, but not limited to, the Redemption Price and the Change in Control Purchase Price with respect to the Securities subject to redemption or purchase in accordance with Article 3 as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

         No provision of this Article V shall prevent the occurrence of any default or Event of Default hereunder.

         Section 5.2       Payments to Holders.

         No payment shall be made with respect to the principal of, or premium, if any, or interest or Additional Interest, if any, on the Securities (including, but not limited to, the Redemption Price and the Change in Control Purchase Price with respect to the Securities subject to redemption or purchase in accordance with Article 3 as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 5.5, if:

         (i) a default in the payment of principal, premium, interest, rent or other obligations due on any Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

         (ii) a default, other than a payment default, on a Designated Senior Indebtedness occurs and is continuing that permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "PAYMENT BLOCKAGE NOTICE") from a Representative or holder of Designated Senior Indebtedness or the Obligors.

         Subject to the provisions of Section 5.5, if the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee

(unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

         The Obligors may and shall resume payments on and distributions in respect of the Securities upon the earlier of:

         (a) in the case of a default referred to in clause (i) above, the date upon which the default is cured or waived or ceases to exist, or

         (b) in the case of a default referred to in clause (ii) above, the earlier of the date on which such default is cured or waived or ceases to exist or 179 days pass after the date on which the applicable Payment Blockage Notice is received, unless this Article V otherwise prohibits the payment or distribution at the time of such payment or distribution.

         Upon any payment by the Obligors, or distribution of assets of the Obligors of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Obligors (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Indebtedness before any payment is made on account of the principal of, premium, if any, interest or Additional Interest, if any, on the Securities (except payments made pursuant to Article 10 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Obligors or bankruptcy, insolvency, receivership or other proceeding, any payment by the Obligors, or distribution of assets of the Obligors of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article V, shall (except as aforesaid) be paid by the Obligors or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

         For purposes of this Article V, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Obligors as reorganized or readjusted, or securities of the Obligors or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article V with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness

(other than leases which are not assumed by the Obligors or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Obligors with, or the merger of the Obligors into, another corporation or the liquidation or dissolution of the Obligors following the conveyance, transfer or lease of all or substantially all their property to another corporation upon the terms and conditions provided for in Article 7 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 5.2 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 7.

         In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the principal of, premium, if any, interest or Additional Interest, if any, on the Securities by the Obligors (including, but not limited to, the Redemption Price or Change in Control Purchase Price with respect to the Securities subject to redemption or purchase in accordance with Article 3 as provided in this Indenture), except payments and distributions made by the Trustee as permitted by Section 5.5, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Obligors shall promptly notify holders of Senior Indebtedness of such acceleration.

         In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Obligors of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Obligors, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

         Nothing in this Section 5.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.7. This Section 5.2 shall be subject to the further provisions of Section 5.5.

         Section 5.3       Subrogation of Securities.

         Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article V (equally and ratably with the holders of all indebtedness of the Obligors which by its express terms is subordinated to other indebtedness of the Obligors to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Obligors applicable to the Senior Indebtedness until the principal, premium, if any, interest and Additional Interest, if any, on the Securities shall be paid in full in cash; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this
Article V, and no payment over pursuant to the provisions of this Article V, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Obligors, their creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Obligors to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article V, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Obligors to or for the account of the Securities. It is understood that the provisions of this Article V are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         Nothing contained in this Article V or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Obligors, their creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Obligors, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any), interest and Additional Interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Obligors other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article V of the holders of Senior Indebtedness in respect of cash, property or securities of the Obligors received upon the exercise of any such remedy.

         Upon any payment or distribution of assets of the Obligors referred to in this Article V, the Trustee, subject to the provisions of Section 9.1, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Obligors, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article V.

         Section 5.4       Authorization to Effect Subordination.

         Each Holder of a Security by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article V and appoints the Trustee to act as the

Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 5.3 hereof at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

         Section 5.5       Notice to Trustee.

         The Obligors shall give prompt written notice in the form of an Officers' Certificate to a Trust Officer of the Trustee and to any Paying Agent of any fact known to the Obligors which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article V. Notwithstanding the provisions of this Article V or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article V, unless and until a Trust Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Obligors (in the form of an Officers' Certificate) or a Representative or a Holder or Holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.1, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, interest or Additional Interest, if any, on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 5.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article V to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 10, and any such payment shall not be subject to the provisions of Article V.

         The Trustee, subject to the provisions of Section 9.1, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article V, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article V, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.


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
         Section 5.6       Trustee's Relation to Senior Indebtedness.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article V in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 9.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article V, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 9.1, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Obligors or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article V or otherwise.

         Section 5.7       No Impairment of Subordination.

         No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Obligors or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Obligors with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

         Section 5.8       Certain Conversions not Deemed Payment.

         For the purposes of this Article V only, the issuance and delivery of junior securities upon conversion of Securities in accordance with Article IV shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Securities or on account of the purchase or other acquisition of Securities, and the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to section 4.3 hereof), property or other securities upon conversion of a Security shall be deemed to constitute a payment or distribution on account of the principal of such Security. For the purposes of this Section 5.8, the term "JUNIOR SECURITIES" means (a) shares of any stock of any class of the Obligors, or (b) securities of the Obligors which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article V or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Obligors, their creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article IV.

         Section 5.9       Article Applicable to Paying Agents.

         If at any time any Paying Agent other than the Trustee shall have been appointed by the Obligors and be then acting hereunder, the term "Trustee" as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within

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
its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 5.5 shall not apply to the Obligors or any Affiliate of the Obligors if the Obligors or such Affiliate acts as Paying Agent.

         Section 5.10      Senior Indebtedness Entitled to Rely.

         The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article V, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

                                   ARTICLE VI

                                    COVENANTS

         Section 6.1       Payment of Securities.

         The Obligors shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal, interest or Additional Interest, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Obligors) holds by 11:00 a.m., New York City time, on that date money, deposited by the Obligors or an Affiliate thereof, sufficient to pay the installment. Subject to Section 4.2 hereof and except in the case of a redemption or Change in Control, accrued and unpaid interest or Additional Interest, if any, on any Security that is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name that Security is registered at the close of business on the record date for such interest or Additional Interest, if any, at the office or agency of the Obligors maintained for such purpose. The Obligors shall, (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest from the original due date to the date paid, at the rate applicable to the Security plus 1% per annum, which interest shall be payable on demand. Additional Interest, if any, shall accrue at the rates provided for in the Registration Rights Agreement and shall be paid at the same time and in the same manner as regular interest.

         Payment of the principal of (and premium, if any, interest and Additional Interest, if any, payable on the Final Maturity Date) on the Securities shall be made at the office or agency of the Obligors maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be the Corporate Trust Office of the Trustee) in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest or Additional Interest, if any, shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $10,000,000 will be paid by wire transfer in immediately available funds, to an account maintained by the Holder in the United States, at the election of such Holder, if such Holder has provided wire transfer instructions to the Obligors at least 10 Business Days prior to the payment

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
date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

         Section 6.2       SEC Reports.

         The Obligors shall file all reports and other information and documents which they are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Obligors shall file copies of all such reports, information and other documents with the Trustee.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Obligors' compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         Section 6.3       Compliance Certificates.

         The Obligors shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Obligors (beginning with the fiscal year ending December 31, 2003), an Officers' Certificate as to the signer's knowledge of the Obligors' compliance with all conditions and covenants on their part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers' Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.3, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

         Section 6.4       Further Instruments and Acts.

         Upon request of the Trustee, the Obligors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         Section 6.5       Maintenance of Corporate Existence.

         Subject to Article 7, the Obligors will do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence.

         Section 6.6       Rule 144A Information Requirement.

         Within the period prior to the expiration of the holding period applicable to sales of the Securities under Rule 144(k) under the Securities Act (or any successor provision), the Obligors covenant and agree that they shall, during any period in which they are not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities make available to such Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and they will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Obligors will deliver to such Holder a written statement as to whether they have complied with such requirements.

         Section 6.7       Stay, Extension and Usury Laws.

         The Obligors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Obligors from paying all or any portion of the principal of, premium, if any, interest or Additional Interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Obligors (to the extent they may lawfully do so) hereby expressly waive all benefit or advantage of any such law and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 6.8       Payment of Additional Interest.

         If Additional Interest is payable by the Obligors pursuant to the Registration Rights Agreement, the Obligors shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable, (ii) the reason why such Additional Interest is payable and
(iii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.

         Section 6.9       Notice of Default.

         In the event that any default or Event of Default under Section 8.01 hereof shall occur, the Obligors shall give prompt written notice of such default or Event of Default to the Trustee.

                                   ARTICLE VII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         Section 7.1       Obligors May Consolidate, Etc. Only on Certain Terms.

         The Obligors shall not consolidate with or merge with or into any other Person (in a transaction in which either of the Obligors, as applicable, is not the surviving corporation) or convey, transfer or lease their properties and assets substantially as an entirety to any Person, unless:

                  (1) in case the Obligors shall consolidate with or merge into another Person (in a transaction in which either of the Obligors as applicable, is not the surviving Person) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of their properties and assets to any Person, the Person formed by such consolidation or into which either of the Obligors, as applicable, is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Obligors substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, (premium, if any), interest and Additional Interest, if any, on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Obligors to be performed or observed (and the conversion rights shall be provided for in accordance with Article IV, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Obligors) formed by such consolidation or into which the Obligors shall have been merged or by the Person which shall have acquired the Obligors' assets);

                  (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                  (3) the Obligors have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

         Section 7.2       Successor Substituted.

         Upon any consolidation of the Obligors with, or merger of the Obligors into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Obligors in accordance with Section 7.1, the successor Person formed by such consolidation or into which either of the Obligors is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Obligors under this Indenture with the same effect as if such successor Person had been named as the Obligors herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE VIII

                              DEFAULT AND REMEDIES

         Section 8.1       Events of Default.

         An "Event of Default" shall occur if:

                  (1) the Obligors default in the payment of any principal of (including, without limitation, any premium, if any, on) any Security when the same becomes due and payable (whether at maturity, upon a Redemption Date, Change in Control Purchase Date or otherwise), whether or not such payment shall be prohibited by the provisions of Article V hereof;

                  (2) the Obligors default in the payment of any interest or Additional Interest, if any, payable on any Security when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article V hereof;

                  (3) the Obligors fail to comply with any of their other covenants contained in the Securities or this Indenture and the default continues for the period and after the notice specified below; or

                  (4) any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Obligors or any Significant Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Obligors or any Significant Subsidiary (an "Instrument") with a principal amount then outstanding in excess of U.S. $15,000,000, whether such indebtedness now exists or shall hereafter be created, is not paid at final maturity of the Instrument (either at its stated maturity or upon acceleration thereof), and such indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within a period of 30 days after there shall have been given, by registered or certified mail, to the Obligors by the Trustee or to the Obligors and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of a series a written notice specifying such default and requiring the Obligors to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                  (5) the Obligors or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case or proceeding;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case or proceeding;

                           (C) consents to the appointment of a Custodian of it
                  or for all or substantially all of its property; or

                           (D) makes a general assignment for the benefit of its
                  creditors; or

                  (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Obligors or any
                  Significant Subsidiary in an involuntary case or proceeding;

                           (B) appoints a Custodian of the Obligors or any
                  Significant Subsidiary or for all or substantially all of the property of the Obligors or any Significant Subsidiary; or

                           (C) orders the liquidation of the Obligors or any
                  Significant Subsidiary;

and in each case the order or decree remains unstayed and in effect for 60 consecutive days.

         The term "Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         A default under clause (3) above is not an Event of Default until the Trustee notifies the Obligors, or the Holders of at least 25% in aggregate principal amount of the Securities of a series then outstanding notify the Obligors and the Trustee, in writing of the default, and the Obligors do not cure the default within 60 days after receipt of such notice. The notice given pursuant to this Section 8.1 must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." When any default under this Section 8.1 is cured, it ceases.

         The Trustee shall not be charged with knowledge of any default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Obligors, a Paying Agent, any Holder or any agent of any Holder.

         Section 8.2       Acceleration.

         If an Event of Default (other than an Event of Default specified in clause (5) or (6) of Section 8.1) occurs and is continuing, the Trustee may, by notice to the Obligors, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding of any series may, by notice to the Obligors and the Trustee, declare all unpaid principal to the date of acceleration on the Securities then outstanding of such series (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (5) or (6) of Section 8.1 occurs, all unpaid principal (including, without limitation, any premium, in any), and accrued interest and additional amounts, if any on the Securities of the applicable series then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities of the applicable series then outstanding by notice to the Trustee may rescind an acceleration and its consequences with respect to that series if (a) all existing Events of Default with respect to that series, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest at a rate of 1% per annum over the amount of interest otherwise payable on such Security on overdue installments of interest and Additional Interest, if any, and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 9.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

         Section 8.3       Other Remedies.

         If an Event of Default occurs and is continuing with respect to any series, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest or Additional Interest, if any, on the Securities of such series or to enforce the performance of any provision of such Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

         Section 8.4       Waiver of Defaults and Events of Default.

         Subject to Sections 8.7 and 11.2, the Holders of a majority in aggregate principal amount of the Securities then outstanding of a series by notice to the Trustee may waive an existing default or Event of Default and its consequence with respect to such series, except a default or Event of Default in the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on any Security when due, a failure by the Obligors to convert any Securities into Common Stock or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 11.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases.

         Section 8.5       Control by Majority.

         The Holders of a majority in principal amount of all Securities then outstanding of any series may direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the Trustee or exercising any trust or power conferred on it with respect to such series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         Section 8.6       Limitations on Suits.

         A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal, premium, if any, interest or Additional Interest, if any, or for the right to convert the Securities pursuant to Article IV) unless:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities of the applicable series make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable indemnity to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding of the applicable series.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

         Section 8.7       Rights of Holders to Receive Payment and to Convert.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of, interest and Additional Interest, if any, on the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article IV and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

         Section 8.8       Collection Suit by Trustee.

         If an Event of Default in the payment of principal, interest or Additional Interest, if any, specified in clause (1) or (2) of Section 8.1 occurs and is continuing with respect to any Securities, the Trustee may recover judgment in its own name and as trustee of an express trust against the Obligors or another obligor on the Securities for the whole amount of principal and accrued interest or Additional Interest, if any, remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and overdue installments of interest or Additional Interest, if any, in each case at a rate equal to the interest rate then in effect on such Security plus 1% per annum and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         Section 8.9       Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Obligors (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 9.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 8.10      Priorities.

         If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

         First, to the Trustee for amounts due under Section 9.7;

         Second, to the holders of Senior Indebtedness to the extent required by
Article V;

         Third, to Holders for amounts due and unpaid on the Securities for principal, interest and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, interest and Additional Interest, if any, respectively; and

         Fourth, the balance, if any, to the Obligors.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10.

         Section 8.11      Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.7, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding of any series.

                                   ARTICLE IX

                                     TRUSTEE

         Section 9.1       Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except (subject to the Trust Indenture Act) that:

                  (1) this paragraph does not limit the effect of subsection (b) of this Section 9.1;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received satisfactory indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

         (e) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 9.1.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Obligors. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

      Section 9.2 Rights of Trustee.

      Subject to Section 9.1:

      (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 12.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

      (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

      (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

      (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Obligors, personally or by agent or attorney at the sole cost of the Obligors and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

      (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.


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
      (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

      Section 9.3 Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Obligors or an Affiliate of the Obligors with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

      Section 9.4 Trustee's Disclaimer.

      The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Obligors' use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

      Section 9.5 Notice of Default or Events of Default.

      If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder of the affected series notice of the default or Event of Default within 90 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders of such series, except in the case of a default or an Event of Default in payment of the principal (including premium, if any) of, interest or Additional Interest, if any, on any Security of such series.

      Section 9.6 Reports by Trustee to Holders.

      If such report is required by TIA Section 313, within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and (c).

      A copy of each report at the time of its mailing to Holders shall be mailed to the Obligors and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Obligors shall notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

      Section 9.7 Compensation and Indemnity.

      The Obligors shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Obligors and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Obligors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Obligors shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 9.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), (including reasonable legal fees and expenses) incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Obligors promptly of any claim asserted against the Trustee for which it may seek indemnity. The Obligors need not pay for any settlement effected without its prior written consent, which shall not be unreasonably withheld.

      The Obligors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its gross negligence or bad faith.

      To secure the Obligors' payment obligations in this Section 9.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of, interest and Additional Interest, if any, on the Securities. The obligations of the Obligors under this Section 9.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

      When the Trustee incurs expenses or renders services after an Event of Default specified in clause (5) or (6) of Section 8.1 occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law to the extent permitted by law. The provisions of this Section shall survive the termination of this Indenture.

      Section 9.8 Replacement of Trustee.

      The Trustee may resign by so notifying the Obligors. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Obligors' written consent, appoint a successor Trustee. The Obligors may remove the Trustee if:

            (1) the Trustee fails to comply with Section 9.10;

            (2) the Trustee is adjudged a bankrupt or an insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes incapable of acting.


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
      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Obligors shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

      If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Obligors or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Obligors.

      If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Obligors. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

      A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

      Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Obligors' obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.

      Section 9.9 Successor Trustee by Merger, Etc.

      If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Obligors and each Holder.

      Section 9.10 Eligibility; Disqualification.

      The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).


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
      Section 9.11 Preferential Collection of Claims Against Obligors.

      The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE X

          SATISFACTION AND DISCHARGE OF INDENTURE; RELEASE OF RIBAPHARM

      Section 10.1 Satisfaction and Discharge of Indenture.

      This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Obligors, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

            (1) either

                  (A) all Securities theretofore authenticated and delivered
            (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and
            (ii) Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to the Obligors as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

                  (B) all such Securities not theretofore delivered to the
            Trustee for cancellation are within one year of the maturity date for the applicable series or, only in relation to the 4.0% Notes due 2013, within one year of May 20, 2011, and the Obligors have irrevocably deposited or caused to be irrevocably deposited cash with the Trustee or a Paying Agent (other than the Obligors or any of their Affiliates) as trust funds in trust for the purpose of and in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest (including Additional Interest, if any) to the date of such deposit (in the case of Securities which have become due and payable);

            (2) the Obligors have paid or caused to be paid all other sums payable hereunder by the Obligors; and

            (3) the Obligors have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

      Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Obligors to the Trustee under Section 9.7 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the provisions of Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, Article IV, Section 6.1, Section 6.2, this Article 10 and Section 12.5, shall survive until the Securities have been paid in full.

      Section 10.2 Application of Trust Money.

      Subject to the provisions of Section 10.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of, interest and Additional Interest, if any, on the Securities. Money so held in trust shall not be subject to the subordination provisions of Article V.

      Section 10.3 Repayment to Obligors.

      The Trustee and each Paying Agent shall promptly pay to the Obligors upon request any excess money (i) deposited with them pursuant to Section 10.1 and
(ii) held by them at any time.

      The Trustee and each Paying Agent shall pay to the Obligors upon request any money held by them for the payment of principal or interest or Additional Interest, if any, that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may at the expense of the Obligors cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Obligors. After payment to the Obligors, Holders entitled to money must look to the Obligors for payment as general creditors unless an applicable abandoned property law designates another person.

      Section 10.4 Reinstatement.

      If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Obligors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.2; provided, however, that if the Obligors have made any payment of the principal of or interest or Additional Interest, if any, on any Securities because of the reinstatement of their obligations, the Obligors shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

      Section 10.5 Release of Ribapharm as Obligor.

      If Ribapharm's obligations under the 6 1/2% Notes and the 6 1/2% Indenture shall have been discharged in accordance with Article VIII of such indenture (other than the obligations which shall survive pursuant to Section 8.01 of the 6 1/2% Indenture), the Company and

Ribapharm shall deliver to the Trustee Officers' Certificates certifying to that effect as of the date of such Officers' Certificates, then automatically, without the requirement of any further action by the Company, Ribapharm or the Trustee, Ribapharm shall, from the date of such Officers' Certificates, have no further obligation or liability under the Indenture or the Securities. The Trustee shall, at the Company's and Ribapharm's expense, execute and deliver such instruments as the Company and Ribapharm may reasonably request to evidence such discharge.

      Section 10.6 Reinstatement of Ribapharm as Obligor.

      If, at any time after Ribapharm has been released as an Obligor pursuant to section 10.5 hereof, the obligations of Ribapharm under the 6 1/2% Notes and the 6 1/2% Indenture shall be revived and reinstated pursuant to Section 8.04 of the 6 1/2% Indenture, the Company and Ribapharm shall promptly execute a supplemental indenture reinstating Ribapharm as an Obligor under the Indenture and the Securities until such time as section 10.5 hereof shall again apply.

                                   ARTICLE XI

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

      Section 11.1 Without Consent of Holders.

      The Obligors and the Trustee may amend or supplement this Indenture or the Securities with respect to one or both series of Securities without notice to or consent of any Holder:

      (a) to comply with Sections 4.11 and 7.1;

      (b) to cure any ambiguity, defect or inconsistency;

      (c) to make any other change that does not adversely affect the rights of any Holder;

      (d) to comply with the provisions of the TIA;

      (e) to add to the covenants of the Obligors for the equal and ratable benefit of the Holders or to surrender any right, power or option conferred upon the Obligors; or

      (f) without limiting the generality of paragraph (e) above, to document an election by the Obligors under Section 4.14(c) hereof;

      (g) to appoint a successor Trustee; or

      (h) to remove or reinstate Ribapharm as an Obligor under the Indenture, pursuant to Section 10.5 or Section 10.6 hereof.

      The Obligors will retain the right to modify their rights to settle their payment obligations upon conversion of Securities in Common Stock, cash, or a combination of cash and Common Stock; the Obligors will retain the right to fix the settlement of their Conversion Obligations (1) in cash, in an amount up to (and including) the principal amount of the notes converted by each


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
Holder and (2) in shares of Common Stock, to satisfy the remainder, if any, of the Conversion Obligation.

      Section 11.2 With Consent of Holders.

      The Obligors and the Trustee may, with respect to any series of Securities, amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding of each series affected thereby. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding of a series may waive compliance (with respect to such series) in a particular instance by the Obligors with any provision of this Indenture or the Securities of such series without notice to any Securityholder. However, notwithstanding the foregoing but subject to Section 11.4, without the written consent of each Securityholder of the series affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:

      (a) extend the fixed maturity of the principal of any Security;

      (b) reduce the principal amount of, or any premium or interest on, any Security;

      (c) change the time for payment of interest or the Redemption Date, if applicable, on any Security;

      (d) change the place or currency of payment of principal of, or any premium, interest or Additional Interest, if any, on, any Security;

      (e) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

      (f) modify the provisions with respect to the repurchase right of a Holder pursuant to Article 3 upon a Change in Control in a manner adverse to a Holder;

      (g) modify the subordination provisions of Article V in a manner adverse to a Holder;

      (h) adversely affect the right of a Holder to convert Securities other than as provided in or under Article IV of this Indenture;

      (i) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment;

      (j) reduce the percentage of the aggregate principal amount of the outstanding Securities necessary for the waiver of compliance with the provisions of this Indenture or the waiver of defaults under this Indenture;

      (k) modify any of the provisions of this Section or Section 8.4, except to increase any such percentage or to provide that provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby;

      (l) remove Ribapharm as an Obligor on the Securities prior to such time as Ribapharm's obligations under the 6 1/2% Notes and 6 1/2% Indenture shall have been discharged as described in Section 10.5 hereof; or

      (m) take any other action otherwise prohibited by this Indenture to be taken without the consent of each Holder affected by such action.

      It shall not be necessary for the consent of the Holders under this
Section 11.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. Any Securities held by the Obligors or one of their Subsidiaries will be disregarded for voting purposes in connection with this
Article XI.

      After an amendment, supplement or waiver under Section 11.1 or this
Section 11.2 becomes effective, the Obligors shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Obligors to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. An amendment or supplement under this Section 11.2 or under Section 11.1 may not make any change that adversely affects the rights under Article V of any holder of an issue of Senior Indebtedness unless the holders of that issue, pursuant to its terms, consent to the change.

      Section 11.3 Compliance with Trust Indenture Act.

      Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

      Section 11.4 Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

      After an amendment, supplement or waiver becomes effective with respect to a series, it shall bind every Holder of such series, unless it makes a change described in any of clauses (a) through (k) of Section 11.2. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

      Section 11.5 Notation On or Exchange of Securities.

      If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Obligors or the Trustee so determines, the Obligors in exchange for the

Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

      Section 11.6 Trustee To Sign Amendments, Etc.

      The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Obligors may not sign an amendment or supplement indenture until their Boards of Directors approve it.

      Section 11.7 Effect of Supplemental Indentures.

      Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE XII

                                  MISCELLANEOUS

      Section 12.1 Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

      Section 12.2 Notices.

      Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

            If to the Obligors, to:

            Valeant Pharmaceuticals International
            3300 Hyland Avenue
            Costa Mesa, California 92626
            Attention:  Chief Financial Officer
            Facsimile No.: (714) 641-7271

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

            With a copy to:

            Valeant Pharmaceuticals International
            3300 Hyland Avenue
            Costa Mesa, California 92626
            Attention:  General Counsel
            Facsimile No.: (714) 641-7228

            If to the Trustee, to:
            The Bank of New York
            101 Barclay Street - 8W
            New York, NY 10286
            Attn: Corporate Trust Administration
            Facsimile No.: (212) 815-5705

            If to the Initial Purchasers, to:

            Banc of America Securities LLC
            9 West 57th Street
            New York, New York 10019
            Attn: Legal Department
            Facsimile No.: (212) 230-8610

            Goldman, Sachs & Co.
            85 Broad Street
            New York, NY  10004
            Attn: Registration Department
            Facsimile No.: (212) 902-3000

      Such notices or communications shall be effective when received.

      The Obligors, the Initial Purchasers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication mailed to a Holder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Primary Registrar.

      Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

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

      Section 12.3 Communications by Holders with other Holders.

      Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Obligors, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

      Section 12.4 Certificate and Opinion of Counsel as to Conditions
Precedent.

      (a) Upon any request or application by the Obligors to the Trustee to take any action under this Indenture, the Obligors shall furnish to the Trustee at the request of the Trustee:

            (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

      (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

      Section 12.5 Record Date For Vote Or Consent of Holders.

      The Obligors (or, in the event deposits have been made pursuant to Section 10.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than thirty (30) days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 11.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

      Section 12.6 Rules By Trustee, Paying Agent, Registrar And Conversion
Agent.

      The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

      Section 12.7 Legal Holidays.

      A "Legal Holiday" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date, including any Redemption Date, Change in Control Purchase Date and Final Maturity Date, is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest or Additional Interest, if any, shall accrue for the intervening period on such payment. If an interest record date is a Legal Holiday, the record date shall not be affected.

      Section 12.8 Governing Law; Submission To Jurisdiction.

      (a) This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

      (b) The Obligors irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Indenture. The Obligors irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

      Section 12.9 No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret another indenture, loan or debt agreement of the Obligors or a Subsidiary of the Obligors. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

      Section 12.10 No Recourse against Others.

      All liability described in paragraph 15 of the 3.0% Notes due 2010 and in paragraph 16 of the 4.0% Notes due 2013 of any director, officer, employee or shareowner, as such, of the Obligors are waived and released.

      Section 12.11 Successors.

      All agreements of the Obligors in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

      Section 12.12 Multiple Counterparts.

      The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

      Section 12.13 Separability.

      In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 12.14 Table of Contents, Headings, etc.

      The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

      Section 12.15 Calculations in Respect of the Securities.

      The Obligors and their agents shall make all calculations under the Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Obligors shall provide a copy of such calculations to the Trustee as required hereunder.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date and year first above written.

                                    VALEANT PHARMACEUTICALS INTERNATIONAL

                                    By: /s/ Bary G. Bailey
                                        ---------------------------------
                                        Name:  Bary G. Bailey
                                        Title:    Chief Financial Officer

                                    RIBAPHARM INC.

                                    By: /s/ Philip Loberg
                                        --------------------
                                        Name:  Philip Loberg
                                        Title:    Treasurer

                                    THE BANK OF NEW YORK, AS TRUSTEE

                                    By: /s/ John Giuliano
                                        ---------------------------------
                                        Name: John Giuliano
                                        Title: Vice President

















                          (Signature Page to Indenture)

                                   EXHIBIT A-1

                           [FORM OF FACE OF SECURITY]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY, RIBAPHARM OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

      [THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.](2)

      [THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR


----------------
1     These paragraphs to be included only if the Security is a Global Security.
2     These paragraphs to be included only if the Security is a Restricted
      Security.

                                     A-1-1

THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
(7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) AND WHO FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER IS AN EXHIBIT TO THE INDENTURE AND CAN BE OBTAINED FROM THE TRUSTEE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.](3)

      [THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.](4)

      [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](5)

-------------
3     These paragraphs to be included only if the Security is a Restricted
      Security.
4     These paragraphs to be included only if the Security is a Restricted
      Security.
5     Include only if a Registration Statement is not effective.



                                     A-1-2

                      VALEANT PHARMACEUTICALS INTERNATIONAL

CUSIP: 91911XAA2                                                           No. 1

             3.0% CONVERTIBLE SUBORDINATED NOTES DUE AUGUST 16, 2010

      Valeant Pharmaceuticals International, a Delaware corporation (the "Company," which term shall include any successor corporation under the Indenture referred to on the reverse hereof), and Ribapharm Inc. ("Ribapharm," which term shall include any successor corporation under the Indenture referred to on the reverse hereof) promise to pay to___________ _________________, or registered assigns, the principal sum of _____________________________ Dollars ($__________) on August 16, 2010 [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note]6 and to pay interest thereon as provided on the other side of this Note.

Interest Payment Dates:  February 16 and August 16, beginning February 16, 2004.

Record Dates: February 1 and August 1

      This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

                            [SIGNATURE PAGE FOLLOWS]


----------
6     This phrase should be included only if the Security is a Global Security.



                                     A-1-3

      IN WITNESS WHEREOF, the Company and Ribapharm have caused this instrument to be duly executed.

                                    Valeant Pharmaceuticals International


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                    Ribapharm Inc.



                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:





                                     A-1-4

Trustee's Certificate of Authentication: This is one of the Securities referred to in the within-mentioned Indenture for the 3.0% Convertible Subordinated Notes due
August 16, 2010.

THE BANK OF NEW YORK,
as Trustee

---------------------------------------------
Authorized Signatory

By:

Dated:


                                     A-1-5

                       [FORM OF REVERSE SIDE OF SECURITY]

                      VALEANT PHARMACEUTICALS INTERNATIONAL


             3.0% CONVERTIBLE SUBORDINATED NOTES DUE AUGUST 16, 2010

        1.     INTEREST

        The Company and Ribapharm shall pay interest on this Note semiannually in arrears on February 16 and August 16, each an "interest payment date," of each year, commencing on February 16, 2004, at the rate per annum specified in the title of this Note. Interest shall accrue from and including November 19, 2003 or the most recent interest payment date to which interest had been paid or duly provided for to but excluding the date on which such interest is paid. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

        The Company and Ribapharm shall, (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest from the original due date to the date paid, at the rate applicable to this Note plus 1% per annum, which interest shall be payable on demand.

        All references in the Indenture and this Note to interest shall be deemed to include a reference to Additional Interest payable pursuant to the Registration Rights Agreement with respect to this Note. If Additional Interest is payable on this Note as contemplated under the Registration Rights Agreement, such interest shall be payable on each interest payment date and at maturity to the record holder entitled to interest on such date.

        The interest so payable and punctually paid or duly provided for on any interest payment date will be paid to the Person in whose name this Note is registered at the close of business on February 1 or August 1 preceding such interest payment date (the "Record Date") except as provided in the Indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and as otherwise provided in the Indenture.

        2.     METHOD OF PAYMENT

        The Holder must surrender this Note to a Paying Agent to collect payment of principal at maturity. The Company and Ribapharm will make any payments of interest at maturity to the person to whom the principal is paid. On presentation and surrender of the certificated Note, the Company and Ribapharm will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company and Ribapharm will make any payments of interest on any interest payment date other than the date of maturity by check mailed to the address of the record date registered holder as it appears in the security register; provided, however, that a Holder with an aggregate principal amount in excess of $10,000,000 will be paid by wire transfer in immediately available funds to an account maintained by the Holder in the United States at the election of such Holder if such Holder has


                                     A-1-6
provided wire transfer instructions in writing to the Trustee not less than 10 Business Days prior to the interest payment date. Any wire transfer instructions received by the trustee will remain in effect until revoked by the registered holder. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

        3.     PAYING AGENT, REGISTRAR AND CONVERSION AGENT

        Initially, The Bank of New York (the "Trustee," which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company and Ribapharm may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company and Ribapharm or any of their Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

        4.     INDENTURE, LIMITATIONS

        This Note is one of a duly authorized issue of Securities of the Company and Ribapharm designated as their 3.0% Convertible Subordinated Notes Due August 16, 2010 (the "Notes"), issued under an Indenture dated as of November 19, 2003 (together with any supplemental indentures thereto, the "Indenture"), among the Company, Ribapharm and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them. Capitalized terms used and not defined herein have the meanings assigned to such terms in the Indenture.

        The Notes are subordinated unsecured obligations of the Company and Ribapharm of $240,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company and Ribapharm, secured or unsecured, including Senior Indebtedness.

        5.     PURCHASE OF NOTES AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

        At the option of the Holder and subject to the terms and conditions of the Indenture, the Company and Ribapharm shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the date that is 30 Business Days after the occurrence of a Change in Control, at a purchase price equal to 100% of the principal amount thereof together with accrued and unpaid, interest including interest on any unpaid overdue interest, compounded semi-annually, and Additional Interest, if any, up to, but excluding, the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.


                                     A-1-7

        The Company and Ribapharm may pay the purchase price in cash or certain securities, as set forth in the Indenture.

        6.     CONVERSION

        A Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock, subject to the conditions to conversion set forth in Section 4.1 through 4.14 of the Indenture; provided, however, that subject to the relevant provisions of the Indenture, the Company and Ribapharm may satisfy their obligation with respect to any demand for conversion by delivering Common Stock, cash or a combination of cash and Common Stock; provided, however, that if the Note subject to conversion is submitted by the Holder for purchase upon a Change in Control, the conversion right shall terminate at the close of business on the Business Day immediately preceding the Change in Control Purchase Date for such Note or such earlier date as the Holder presents such Note for purchase (unless the Company and Ribapharm shall default in paying the Change in Control Purchase Price when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is purchased). The initial Conversion Rate is
31.6336 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment under certain circumstances as provided in the Indenture. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date.

        To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent,
(b) surrender the Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. If interest is then payable in the Notes, Notes so surrendered for conversion (in whole or in part) during the period from the close of business on any record date for the payment of interest to the opening of business on the next succeeding interest payment date (except, with respect to Notes to be repurchased upon a Change in Control, to the extent that the Company and Ribapharm have specified a date for repurchase of such Notes upon a Change in Control that is after a record date and on or prior to the date that is one Business Day after the next interest payment date) shall also be accompanied by payment in funds acceptable by the Company and Ribapharm in an amount equal to the interest payable on such interest payment date on the principal amount of such Note then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Note, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company and Ribapharm. If the Company or Ribapharm default in the payment of interest payable on such interest payment date, the Company and Ribapharm shall promptly repay such funds to such Holder. A Holder may convert a portion of a Note equal to $1,000 principal amount or any integral multiple thereof. A Note in respect of which a Holder had delivered a Change in Control Purchase Notice exercising the option of such Holder to require the Company and Ribapharm to purchase such Note may be converted only if the Change in Control Purchase Notice, as the case may be, is withdrawn in accordance with the terms of the Indenture.


                                     A-1-8

        If (i) the Company reclassifies its Common Stock, (ii) the Company or Ribapharm are a party to a consolidation or merger or (iii) the Company or Ribapharm conveys its properties and assets substantially as an entirety to any other Person, the right to convert this Note into shares of Common Stock may be changed into the right to convert it into securities, cash or other assets of the Company and Ribapharm or such other Person, in each case in accordance with the Indenture.

        7.     SUBORDINATION

        The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company and Ribapharm (but only, in the case of Ribapharm, for so long as Ribapharm is an Obligor on the Notes) (including any interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding). Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

        8.     DENOMINATIONS, TRANSFER, EXCHANGE, CANCELLATION

        The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

        All Notes surrendered for payment, registration of transfer or exchange or conversion will, if surrendered to the Company or Ribapharm or any of their other Agents with respect to the Notes, be delivered to the Trustee. The Trustee will promptly cancel all Notes delivered to it. No Notes will be authenticated in exchange for any Notes cancelled as provided in the Indenture.

        9.     PERSONS DEEMED OWNERS

        The Holder of a Note may be treated as the owner of it for all purposes.

        10.    UNCLAIMED MONEY

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company and Ribapharm at their written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company and Ribapharm for payment as general creditors unless an applicable abandoned property law designates another person.


                                     A-1-9

        11.    AMENDMENT, SUPPLEMENT AND WAIVER

        Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and Ribapharm and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder or remove Ribapharm as an obligor hereunder pursuant to paragraph 19 below.

        12.    SUCCESSOR ENTITY

        When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

        13.    DEFAULTS AND REMEDIES

        Under the Indenture, an Event of Default includes: (i) default for 30 days in payment of interest or Additional Interest, if any, on any Notes; (ii) default in payment of any principal (including, without limitation, any premium) on the Notes when due; (iii) failure by the Company and Ribapharm for 60 days after notice to it to comply with any of its other covenants contained in the Indenture or the Notes; (iv) default in the payment of certain indebtedness of the Company, Ribapharm or a Significant Subsidiary; (v) certain events of bankruptcy, insolvency or reorganization of the Company, Ribapharm or any Significant Subsidiary and (vi) certain other events described in the Indenture. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company or Ribapharm) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal, premium, if any, and accrued interest and Additional Interest, if any, to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company or Ribapharm or any Significant Subsidiary, unpaid principal, premium, if any, and accrued interest and Additional Interest, if any, on the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company and Ribapharm are required to file periodic reports with the Trustee as to the absence of default.


                                     A-1-10

        14.    TRUSTEE DEALINGS WITH THE COMPANY

        The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company, Ribapharm or an Affiliate of the Company or Ribapharm, and may otherwise deal with the Company, Ribapharm or an Affiliate of the Company or Ribapharm, as if it were not the Trustee.

        15.    NO RECOURSE AGAINST OTHERS

        A director, officer, employee or shareowner, as such, of the Company and Ribapharm shall not have any liability for any obligations of the Company and Ribapharm under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

        16.    AUTHENTICATION

        This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

        17.    ABBREVIATIONS AND DEFINITIONS

        Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

        All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

        18.    INDENTURE TO CONTROL; GOVERNING LAW

        In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

        The Company and Ribapharm will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to:
Valeant Pharmaceuticals International, 3300 Hyland Avenue, Costa Mesa, California 92626, (714) 641-7215, Attention: Investor Relations.

        19.    RELEASE OF RIBAPHARM AS OBLIGOR

        If Ribapharm's obligations under the 6 1/2% Notes and the 6 1/2% Indenture shall have been discharged in accordance with Article VIII of such indenture (other than the obligations which shall survive pursuant to Section
8.01 of the 6 1/2% Indenture), the Company and Ribapharm shall deliver to the Trustee Officers' Certificates certifying to that effect as of the date


                                     A-1-11
of such Officers' Certificates, then automatically, without the requirement of any further action by the Company, Ribapharm or the Trustee, Ribapharm shall, from the date of such Officers' Certificates, have no further obligation or liability under the Indenture or the Securities. The Trustee shall, at the Company's and Ribapharm's expense, execute and deliver such instruments as the Company and Ribapharm may reasonably request to evidence such discharge.

        20.    REINSTATEMENT OF RIBAPHARM AS OBLIGOR

        If, at any time after Ribapharm has been released as an Obligor pursuant to section 10.5 of the Indenture, the obligations of Ribapharm under the 6 1/2% Notes and the 6 1/2% Indenture shall be revived and reinstated pursuant to
Section 8.04 of the 6 1/2% Indenture, the Company and Ribapharm shall promptly execute a supplemental indenture reinstating Ribapharm as an Obligor under the Indenture and the Securities until such time as section 10.5 of the Indenture shall again apply.


                                     A-1-12

                                 ASSIGNMENT FORM

        To assign this Note, fill in the form below:

        I or we assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)



________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
________________________________________________________________________________

agent to transfer this Note on the books of the Company and Ribapharm. The agent may substitute another to act for him or her.

                                       Your Signature:


Date: ____________________________     _________________________________________
                                       (Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:  _____________________________


        * The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program
               (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.


                                     A-1-13

                                CONVERSION NOTICE

        To convert this Note into Common Stock of the Company, check the box:

        To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $____________.

        If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________
                        (Insert assignee's soc. sec. or tax I.D. no.)


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                    (Print or type assignee's name, address and zip code)



                                          Your Signature:


Date: ______________________________   _________________________________________
                                       (Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:  _______________________________



        * The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program
               (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.


                                     A-1-14

                           OPTION TO ELECT REPURCHASE
                            UPON A CHANGE IN CONTROL

To:     Valeant Pharmaceuticals International


        The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Valeant Pharmaceuticals International (the "Company") and Ribapharm Inc. ("Ribapharm") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company and Ribapharm to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change in Control Purchase Price, together with accrued interest, if any, to, but excluding, such date, to the registered Holder hereof.

Dated: ____________                         ____________________________________

                                            ____________________________________

                                            Signature(s) must be guaranteed by a
                                            qualified guarantor institution with
                                            membership in an approved signature
                                            guarantee program pursuant to Rule
                                            17Ad-15 under the Securities
                                            Exchange Act of 1934.

                                            ____________________________________
                                            Signature Guaranty

Principal amount to be purchased
(in an integral multiple of $1,000,
if less than all):

______________________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.


                                     A-1-15

SCHEDULE OF EXCHANGES OF NOTES 7


        The following exchanges, repurchases or conversions of a part of this global Note have been made:


      PRINCIPAL AMOUNT
    OF THIS GLOBAL NOTE            AUTHORIZED                                      AMOUNT OF
       FOLLOWING SUCH             SIGNATORY OF      AMOUNT OF DECREASE IN         INCREASE IN
       DECREASE DATE               SECURITIES          PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
 OF EXCHANGE (OR INCREASE)         CUSTODIAN         OF THIS GLOBAL NOTE      OF THIS GLOBAL NOTE
 -------------------------         ---------         -------------------      -------------------






                                     A-1-16

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                     OF TRANSFER OF RESTRICTED SECURITIES (8)

Re: 3.0% Convertible Subordinated Notes Due August 16, 2010 (the "Notes") of Valeant Pharmaceuticals International and Ribapharm Inc.

        This certificate relates to $_______ principal amount of Notes owned in (check applicable box)

        / / book-entry or / / definitive form by ___________________ (the "Transferor").

        The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

        In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.12 of the Indenture dated as of November 19, 2003 among Valeant Pharmaceuticals International, Ribapharm Inc. and The Bank of New York, as trustee (the "Indenture"), and the transfer of such Note is in accordance with any applicable securities laws of any state and is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

        / / Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

        / / Such Note is being acquired for the Transferor's own account, without transfer.

        / / Such Note is being transferred to the Company, Ribapharm or a Subsidiary (as defined in the Indenture) of the Company.

        / / Such Note is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer," in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

        / / Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

        / / Such Note is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

--------

(8) This certificate should only be included if this Security is a Restricted Security.


                                     A-1-17

        The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.


Date:  _______________________________      __________________________________
                                               (Insert Name of Transferor)


                                     A-1-18

                                   EXHIBIT A-2
                           [FORM OF FACE OF SECURITY]

        [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY, RIBAPHARM OR THEIR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

        [THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.](2)

        [THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR

--------

(1)  These paragraphs to be included only if the Security is a Global Security.

(2)  These paragraphs to be included only if the Security is a Restricted
     Security.


                                     A-2-1

THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR
(7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) AND WHO FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER IS AN EXHIBIT TO THE INDENTURE AND CAN BE OBTAINED FROM THE TRUSTEE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.](3)

        [THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.](4)

        [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](5)

--------

(3)  These paragraphs to be included only if the Security is a Restricted
     Security.

(4)  These paragraphs to be included only if the Security is a Restricted
     Security.

(5)  Include only if a Registration Statement is not effective.


                                     A-2-2

                      VALEANT PHARMACEUTICALS INTERNATIONAL


CUSIP: 91911XAC8                                                           No. 1

            4.0% CONVERTIBLE SUBORDINATED NOTES DUE NOVEMBER 15, 2013

        Valeant Pharmaceuticals International, a Delaware corporation (the "Company," which term shall include any successor corporation under the Indenture referred to on the reverse hereof) and Ribapharm Inc. ("Ribapharm," which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promise to pay to___________ _________________, or registered assigns, the principal sum of _____________________________ Dollars ($__________) on November 15, 2013 or such greater [or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note]
(6) and to pay interest thereon as provided on the other side of this Note.

Interest Payment Dates:   May 15 and November 15, beginning May 15, 2004.

Record Dates:  May 1 and November 1

        This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.


                            [SIGNATURE PAGE FOLLOWS]

--------

(6)  This phrase should be included only if the Security is a Global Security.


                                     A-2-3

        IN WITNESS WHEREOF, the Company and Ribapharm have caused this instrument to be duly executed.



                                         VALEANT PHARMACEUTICALS INTERNATIONAL



                                         By: __________________________________
                                             Name:
                                             Title:


                                         RIBAPHARM INC.



                                         By: __________________________________
                                             Name:
                                             Title:


                                     A-2-4

Trustee's Certificate of Authentication:
This is one of the Securities referred
to in the within-mentioned Indenture for the 4.0% Convertible Subordinated Notes due November 15, 2013.

THE BANK OF NEW YORK
as Trustee


__________________________________________
Authorized Signatory

By:

Date:


                                     A-2-5

                       [FORM OF REVERSE SIDE OF SECURITY]

                      VALEANT PHARMACEUTICALS INTERNATIONAL


            4.0% CONVERTIBLE SUBORDINATED NOTES DUE NOVEMBER 15, 2013

        1.     INTEREST

        The Company and Ribapharm shall pay interest on this Note semiannually in arrears on May 15 and November 15, each an interest payment date, of each year commencing on May 15, 2004 at the rate per annum specified in the title of this Note. Interest shall accrue from and including November 19, 2003 or the most recent interest payment date to which interest had been paid or duly provided for to but excluding the date on which such interest is paid. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

        The Company and Ribapharm shall, (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest from the original due date to the date paid, at the rate applicable to this Note plus 1% per annum, which interest shall be payable on demand.

        All references in the Indenture and this Note to interest shall be deemed to include a reference to Additional Interest payable pursuant to the Registration Rights Agreement with respect to this Note. If Additional Interest is payable on this Note as contemplated under the Registration Rights Agreement, such interest shall be payable on each interest payment date and at maturity to the record holder entitled to interest on such date.

        The interest so payable and punctually paid or duly provided for on any interest payment date will be paid to the Person in whose name this Note is registered at the close of business on the May 1 or November 1 preceding such interest payment date (the "Record Date") except as provided in the Indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and as otherwise provided in the Indenture.

        2.     METHOD OF PAYMENT

        The Holder must surrender this Note to a Paying Agent to collect payment of principal at maturity. The Company and Ribapharm will make any payments of interest at maturity to the person to whom the principal is paid. On presentation and surrender of the certificated Note, the Company and Ribapharm will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company and Ribapharm will make any payments of interest on any interest payment date other than the date of maturity by check mailed to the address of the record date registered holder as it appears in the security register; provided, however, that a Holder with an aggregate principal amount in excess of $10,000,000 will be paid by wire transfer in immediately available funds to an account maintained by the Holder in the United States at the election of such Holder if such Holder has provided wire transfer instructions in writing to the Trustee not less than 10 Business Days prior


                                     A-2-6
to the interest payment date. Any wire transfer instructions received by the trustee will remain in effect until revoked by the registered holder. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

        3.     PAYING AGENT, REGISTRAR AND CONVERSION AGENT

        Initially, The Bank of New York (the "Trustee," which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company and Ribapharm may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company and Ribapharm or any of their Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

        4.     INDENTURE, LIMITATIONS

        This Note is one of a duly authorized issue of Securities of the Company and Ribapharm designated as their 4.0% Convertible Subordinated Notes Due November 15, 2013 (the "Notes"), issued under an Indenture dated as of November 19, 2003 (together with any supplemental indentures thereto, the "Indenture"), among the Company, Ribapharm and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them. Capitalized terms used and not defined herein have the meanings assigned to such terms in the Indenture.

        The Notes are subordinated unsecured obligations of the Company and Ribapharm of $240,000,000 aggregate principal amount. The Indenture does not limit other debt of the Company and Ribapharm, secured or unsecured, including Senior Indebtedness.

        5.     PURCHASE OF NOTES AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

        At the option of the Holder and subject to the terms and conditions of the Indenture, the Company and Ribapharm shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the date that is 30 Business Days after the occurrence of a Change in Control, at a purchase price equal to 100% of the principal amount thereof together with accrued and unpaid, interest including interest on any unpaid overdue interest, compounded semi-annually, and Additional Interest, if any, up to, but excluding, the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

        The Company and Ribapharm may pay the purchase price in cash or certain securities, as set forth in the Indenture.


                                     A-2-7

        6.     CONVERSION

        A Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock, subject to the conditions to conversion set forth in Section 4.1 through 4.14 of the Indenture; provided, however, that subject to the relevant provisions of the Indenture, the Company and Ribapharm may satisfy their obligation with respect to any demand for conversion by delivering Common Stock, cash or a combination of cash and Common Stock; provided, however, that if the Note subject to conversion is called for redemption or submitted by the Holder for purchase on a Repurchase Date or upon a Change in Control, the conversion right shall terminate at the close of business on the Business Day immediately preceding the Repurchase Date or the Change in Control Purchase Date, as the case may be, for such Note or such earlier date as the Holder presents such Note for redemption or purchase (unless the Company and Ribapharm shall default in making the redemption payment, or in paying the Repurchase Price or Change in Control Purchase Price, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed or purchased, as the case may be). The initial Conversion Rate is 31.6336 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment under certain circumstances as provided in the Indenture. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date.

        To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent,
(b) surrender the Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. If interest is then payable in the Notes, Notes so surrendered for conversion (in whole or in part) during the period from the close of business on any record date for the payment of interest to the opening of business on the next succeeding interest payment date (excluding Notes or portions thereof called for redemption on a Redemption Date during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day and, with respect to Notes to be repurchased upon a Change in Control, except to the extent that the Company and Ribapharm have specified a date for repurchase of such Notes upon a Change in Control that is after a record date and on or prior to the date that is one Business Day after the next interest payment date) shall also be accompanied by payment in funds acceptable by the Company and Ribapharm in an amount equal to the interest payable on such interest payment date on the principal amount of such Note then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Note, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company and Ribapharm. If the Company or Ribapharm default in the payment of interest payable on such interest payment date, the Company and Ribapharm shall promptly repay such funds to such Holder. A Holder may convert a portion of a Note equal to $1,000 principal amount or any integral multiple thereof. A Note in respect of which a Holder had delivered a Repurchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company and Ribapharm to purchase such Note may be converted


                                     A-2-8
only if the Repurchase Notice or Change in Control Purchase Notice, as the case may be, is withdrawn in accordance with the terms of the Indenture.

        If (i) the Company reclassifies its Common Stock, (ii) the Company or Ribapharm are a party to a consolidation or merger or (iii) the Company or Ribapharm conveys its properties and assets substantially as an entirety to any other Person, the right to convert this Note into shares of Common Stock may be changed into the right to convert it into securities, cash or other assets of the Company and Ribapharm or such other Person, in each case in accordance with the Indenture.

        7.     SUBORDINATION

        The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company and Ribapharm (but only, in the case of Ribapharm, for so long as Ribapharm is an Obligor on the Notes) (including any interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding). Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

        8.     DENOMINATIONS, TRANSFER, EXCHANGE, CANCELLATION

        The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

        All Notes surrendered for payment, registration of transfer or exchange or conversion will, if surrendered to the Company or Ribapharm or any of their other Agents with respect to the Notes, be delivered to the Trustee. The Trustee will promptly cancel all Notes delivered to it. No Notes will be authenticated in exchange for any Notes cancelled as provided in the Indenture.

        9.     PERSONS DEEMED OWNERS

        The Holder of a Note may be treated as the owner of it for all purposes.

        10.    UNCLAIMED MONEY

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company and Ribapharm at their written request, subject to applicable unclaimed property law. After that, Holders entitled to


                                     A-2-9
money must look to the Company and Ribapharm for payment as general creditors unless an applicable abandoned property law designates another person.

        11.    AMENDMENT, SUPPLEMENT AND WAIVER

        Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company and Ribapharm and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder or remove Ribapharm as an obligor hereunder pursuant to paragraph 20 below.

        12.    SUCCESSOR ENTITY

        When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

        13.    DEFAULTS AND REMEDIES

        Under the Indenture, an Event of Default includes: (i) default for 30 days in payment of interest or Additional Interest, if any, on any Notes; (ii) default in payment of any principal (including, without limitation, any premium) on the Notes when due; (iii) failure by the Company and Ribapharm for 60 days after notice to it to comply with any of its other covenants contained in the Indenture or the Notes; (iv) default in the payment of certain indebtedness of the Company, Ribapharm or a Significant Subsidiary; (v) certain events of bankruptcy, insolvency or reorganization of the Company, Ribapharm or any Significant Subsidiary and (vi) certain other events described in the Indenture. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company or Ribapharm) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal, premium, if any, and accrued interest and Additional Interest, if any, to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company or Ribapharm or any Significant Subsidiary, unpaid principal, premium, if any, and accrued interest and Additional Interest, if any, on the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any


                                     A-2-10
continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company and Ribapharm are required to file periodic reports with the Trustee as to the absence of default.

        14.    REDEMPTION AT THE OPTION OF THE COMPANY.

        No sinking fund is provided for the Notes. The Company and Ribapharm may redeem the Notes, in whole or in part, on or after May 20, 2011, for 100% of the principal amount of the Notes plus accrued and unpaid interest and Additional Interest, if any, including interest on any unpaid overdue interest, compounded semi-annually, to, but not including, the Redemption Date.

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the redemption price plus accrued and unpaid interest to, but excluding, the redemption date of all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent prior to or on the redemption date, immediately after such redemption date interest ceases to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

        15.    TRUSTEE DEALINGS WITH THE COMPANY

        The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company, Ribapharm or an Affiliate of the Company or Ribapharm, and may otherwise deal with the Company, Ribapharm or an Affiliate of the Company or Ribapharm, as if it were not the Trustee.

        16.    NO RECOURSE AGAINST OTHERS

        A director, officer, employee or shareowner, as such, of the Company and Ribapharm shall not have any liability for any obligations of the Company and Ribapharm under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

        17.    AUTHENTICATION

        This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

        18.    ABBREVIATIONS AND DEFINITIONS

        Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).


                                     A-2-11

        All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

        19.    INDENTURE TO CONTROL; GOVERNING LAW

        In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

        The Company and Ribapharm will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to:
Valeant Pharmaceuticals International, 3300 Hyland Avenue, Costa Mesa, California 92626, (714) 641-7215, Attention: Investor Relations.

        20.    RELEASE OF RIBAPHARM AS OBLIGOR

        If Ribapharm's obligations under the 6 1/2% Notes and the 6 1/2% Indenture shall have been discharged in accordance with Article VIII of such indenture (other than the obligations which shall survive pursuant to Section
8.01 of the 6 1/2% Indenture), the Company and Ribapharm shall deliver to the Trustee Officers' Certificates certifying to that effect as of the date of such Officers' Certificates, then automatically, without the requirement of any further action by the Company, Ribapharm or the Trustee, Ribapharm shall, from the date of such Officers' Certificates, have no further obligation or liability under the Indenture or the Securities. The Trustee shall, at the Company's and Ribapharm's expense, execute and deliver such instruments as the Company and Ribapharm may reasonably request to evidence such discharge.

        21.    REINSTATEMENT OF RIBAPHARM AS OBLIGOR

        If, at any time after Ribapharm has been released as an Obligor pursuant to section 10.5 of the Indenture, the obligations of Ribapharm under the 6 1/2% Notes and the 6 1/2% Indenture shall be revived and reinstated pursuant to
Section 8.04 of the 6 1/2% Indenture, the Company and Ribapharm shall promptly execute a supplemental indenture reinstating Ribapharm as an Obligor under the Indenture and the Securities until such time as section 10.5 of the Indenture shall again apply.


                                     A-2-12

                                 ASSIGNMENT FORM

      To assign this Note, fill in the form below:

      I or we assign and transfer this Note to

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint


--------------------------------------------------------------------------------
agent to transfer this Note on the books of the Company and Ribapharm. The agent may substitute another to act for him or her.

                                       Your Signature:


Date:
      ---------------------------      --------------------------------------
                                       (Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:
     ----------------------------

      * The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.


                                     A-2-13

                                CONVERSION NOTICE

      To convert this Note into Common Stock of the Company, check the box: [ ]

      To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $____________.

      If you want the stock certificate made out in another person's name, fill in the form below:


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)



                                       Your Signature:


Date:
      ---------------------------      --------------------------------------
                                       (Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:
     ----------------------------


      * The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.


                                     A-2-14

                           OPTION TO ELECT REPURCHASE
                            UPON A CHANGE IN CONTROL

To:   Valeant Pharmaceuticals International

      The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Valeant Pharmaceuticals International (the "Company") and Ribapharm Inc. ("Ribapharm") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company and Ribapharm to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change in Control Purchase Price, together with accrued interest, if any, to, but excluding, such date, to the registered Holder hereof.

Dated: ____________                    _________________________________

                                       _________________________________

                                       Signature(s) must be guaranteed by a
                                       qualified guarantor institution with
                                       membership in an approved signature
                                       guarantee program pursuant to Rule
                                       17Ad-15 under the Securities Exchange Act of 1934.

                                       _________________________________
                                       Signature Guaranty

Principal amount to be purchased
(in an integral multiple of $1,000, if less than all):

_________________________________

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.


                                     A-2-15

                       SCHEDULE OF EXCHANGES OF NOTES(7)

      The following exchanges, repurchases or conversions of a part of this global Note have been made:

         PRINCIPAL AMOUNT
       OF THIS GLOBAL NOTE                 AUTHORIZED                                                AMOUNT OF
          FOLLOWING SUCH                  SIGNATORY OF            AMOUNT OF DECREASE IN             INCREASE IN
          DECREASE DATE                    SECURITIES               PRINCIPAL AMOUNT              PRINCIPAL AMOUNT
    OF EXCHANGE (OR INCREASE)               CUSTODIAN              OF THIS GLOBAL NOTE          OF THIS GLOBAL NOTE
    -------------------------               ---------              -------------------          -------------------



--------
7     This schedule should be included only if the Security is a Global
      Security.


                                     A-2-16

            CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION
                    OF TRANSFER OF RESTRICTED SECURITIES(8)

Re: 4.0% Convertible Subordinated Notes Due November 15, 2013 (the "Notes") of Valeant Pharmaceuticals International and Ribapharm Inc.

      This certificate relates to $_______ principal amount of Notes owned in (check applicable box)

      [ ] book-entry or  [ ] definitive form by ___________________ (the
                             "Transferor").

      The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

      In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.12 of the Indenture dated as of November 19, 2003 among Valeant Pharmaceuticals International, Ribapharm Inc. and The Bank of New York, as trustee (the "Indenture"), and the transfer of such Note is in accordance with any applicable securities laws of any state and is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

      [ ] Such Note is being transferred pursuant to an effective registration statement under the Securities Act.

      [ ] Such Note is being acquired for the Transferor's own account, without transfer.

      [ ] Such Note is being transferred to the Company, Ribapharm or a Subsidiary (as defined in the Indenture) of the Company.

      [ ] Such Note is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer," in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

      [ ] Such Note is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

      [ ] Such Note is being transferred to a non-U.S. Person in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act (or any successor thereto).

__________
2 This certificate should only be included if this Security is a Restricted Security.


                                     A-2-17

      The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a global Note which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to (i) Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A) or (ii) Regulation S under the Securities Act.

Date: ___________________________      __________________________________
                                       (Insert Name of Transferor)


                                     A-2-18

                                                                       EXHIBIT B


                       FORM OF CERTIFICATE FROM ACQUIRING

                       INSTITUTIONAL ACCREDITED INVESTOR

Valeant Pharmaceuticals International
3300 Hyland Avenue
Costa Mesa, California 92626
Attention: General Counsel
Facsimile No.: (714) 641-7228

The Bank of New York
101 Barclay Street - 8W
New York, NY 10286
Attn: Corporate Trust Administration
Facsimile No.: (212) 815-5705

            RE:   3.0% CONVERTIBLE SUBORDINATED NOTES DUE 2010
                  4.0% CONVERTIBLE SUBORDINATED NOTES DUE 2013

Dear Sirs:

Reference is hereby made to the Indenture, dated as of November 19, 2003 (the "INDENTURE"), among Valeant Pharmaceuticals International, as issuer (the "COMPANY"), Ribapharm Inc., as co-obligor ("RIBAPHARM") and The Bank of New York, a banking corporation duly organized under the laws of the State of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of: (a) $____________ aggregate principal amount of 3.0% Convertible Subordinated Notes Due 2010 (the "3.0% Notes due 2010") and/or (b) $____________ aggregate principal amount of 4.0% Convertible Subordinated Notes Due 2013 (the "4.0% Notes due 2013 and, together with the 3.0% Notes due 2010, the "Securities"), we confirm that:

1. We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any interest therein, we will do so only (A) to the Company or any of its subsidiaries, including Ribapharm,
(B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) purchasing for its own account or for the account of another institutional accredited investor that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if the proposed transfer is in respect of an aggregate principal amount of Securities of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) pursuant to the provisions of Rule 144 under the Securities Act (if available), (E) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Securities from us in a transaction meeting the requirements of clauses (A) through (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Securities or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Securities or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion. You, the Company and Ribapharm are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated:
                                            [Insert Name of Accredited Investor]
                                            By: ________________________________
                                            Name:
                                            Title:


                                       B-2